Exhibit 99.1

EXECUTION COPY

STOCKHOLDERS AGREEMENT

DATED AS OF AUGUST 3, 2003

BETWEEN

FALCONS ACQUISITION CORP.

THE PMI GROUP, INC.,

BLACKSTONE CAPITAL PARTNERS IV L.P.,

BLACKSTONE CAPITAL PARTNERS IV-A L.P.,

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV-A L.P.,

CYPRESS MERCHANT BANKING PARTNERS II L.P.,

CYPRESS MERCHANT BANKING II C.V.,

CYPRESS SIDE-BY-SIDE LLC,

55TH STREET PARTNERS II L.P.,

CIVC/FGIC INVESTMENT COMPANY LLC

CIVC PARTNERS FUND III, L.P.

AND

CIVC PARTNERS FUND IIIA, L.P.

i

Annex A.	Investors and Management Investors
Annex B.	Business Plan
Annex C.	Form of Monitoring Fee Agreement
Annex D.	Notice

ii

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) is dated as of August 3, 2003, and is between Falcons Acquisition Corp., a Delaware corporation (the “Company”), The PMI Group, Inc., a Delaware corporation (together with any Affiliated transferee within the contemplation of Section 2.5, “PMI”), Blackstone Capital Partners IV L.P., a Delaware limited partnership (“BCP IV”), Blackstone Capital Partners IV-A L.P., a Delaware limited partnership (“BCP IV-A”) and Blackstone Family Investment Partnership IV-A L.P., a Delaware limited partnership (“BFIP IV-A,” and together with BCP IV, BCP IV-A and any other Affiliated transferee within the contemplation of Section 2.5, “Blackstone”), Cypress Merchant Banking Partners II L.P., a Delaware limited partnership (“Cypress Onshore”), Cypress Merchant Banking II C.V., a Netherlands limited partnership (“Cypress Offshore”), Cypress Side-by-Side LLC, a Delaware limited liability company (“Cypress Side-by-Side”), 55th Street Partners II L.P., a Delaware limited partnership (“Cypress 55th Street,” and together with Cypress Onshore, Cypress Offshore, Cypress Side-by-Side, any “Cypress Vehicle” (as described below), any “Cypress Coinvestor” (as described below) and any other Affiliated transferee within the contemplation of Section 2.5, “Cypress”), CIVC/FGIC Investment Company LLC, a Delaware limited liability company, as a “CIVC Vehicle” (as described below) (“CIVC/FGIC”), CIVC Partners Fund III, L.P., a Delaware limited partnership (“CIVC Fund III”), CIVC Partners Fund IIIA, L.P., a Delaware limited partnership (“CIVC Fund IIIA”, and together with CIVC/FGIC, CIVC Fund III any other “CIVC Vehicle” and any other Affiliated transferee within the contemplation of Section 2.5, “CIVC”; and together with PMI, Blackstone and Cypress, the “Investors”) and the management investors listed on Annex A and any other management investors who subsequently become a party to this Agreement (the “Management Investors”).

BACKGROUND

1.  Pursuant to an Agreement of Sale and Purchase, dated as of the date hereof, by and among the Company, General Electric Capital Corporation (“GECC”) and FGIC Holdings, Inc. (“FGIC Holdings”), as amended from time to time (the “Purchase Agreement”), the Company is acquiring all of the issued and outstanding common stock of the FGIC Corporation other than the common stock and preferred stock retained by a subsidiary of GECC. Immediately following the Closing (as defined below), the Company will merge with and into FGIC Corporation (the “Merger”) and FGIC Corporation shall continue as the surviving corporation and shall be bound by this Agreement as the “Company.”

2.  Through this Agreement and for their mutual benefit, the Investors, the Management Investors, the Company, and any other person that subsequently becomes a party to this Agreement are setting forth their respective rights and obligations applicable to their investment in securities of the Company.

ARTICLE I

DEFINITIONS

1.1.    Defined Terms As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls or is Controlled by or is under common Control with such Person. All Cypress Coinvestors shall be deemed to be Affiliates of Cypress.

“Audit Committee Independent Director” means an individual nominated to the Company Board in accordance with Section 3.1(g) who is an Independent Director and is intended to qualify for membership on an audit committee under the Sarbanes-Oxley Act of 2002, the rules of the SEC thereunder and the listing standards of the New York Stock Exchange or Nasdaq Stock Market, as the case may be, and who has agreed to serve as a member of the Company’s audit committee.

“Beneficial owner” (including its correlative meanings, “beneficially own” or “beneficial ownership”) has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of securities for the purposes of this Agreement shall be calculated in accordance with the provisions of such Rule; provided that for purposes of determining beneficial ownership for the purposes of this Agreement, a Person shall be deemed to be the beneficial owner of any security which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the conversion, exchange or exercise of any warrants, options, rights or other securities or otherwise.

“Business Day” means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York or the State of California are authorized or required by law or executive order to close.

“Class B Common Stock” means shares of Class B Common Stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

“Closing” means the “Closing” under the Purchase Agreement.

“Closing Date” means the time and date of the Closing.

“Closing Price” means the published closing price of the Common Stock on the New York Stock Exchange or the Nasdaq National Market System, as applicable.

“Common Stock” means, (i) prior to the Merger, the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination, and (ii) on and after the Merger, the Class A common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

“Common Stock Equivalents” means any stock, warrants, rights, calls, options, debt or other securities exchangeable or exercisable for or convertible into Common Stock. Any reference herein to the number of Common Stock Equivalents shall be deemed to refer to the number of shares of Common Stock into which such Common Stock Equivalents are exchangeable or exercisable for or convertible into.

“Company Board” means the Board of Directors of the Company.

“Company Sale” shall mean, other than a Public Offering, a sale of all or substantially all of the assets of the Company or a merger or consolidation of the Company with any other Person or the issuance of Equity Securities by the Company following which the stockholders of the Company as of immediately prior to the consummation of such transaction would not hold at least 50% of the outstanding Equity Securities (other than the Preferred Shares, if applicable, and calculated on a fully-diluted basis) of the surviving or resulting entity or of the Company, as the case may be, in each case in a single transaction or a series of related transactions.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Demand Investor” means (a) PMI; (b) Blackstone; (c) Cypress; and (d) CIVC, upon the earlier of (i) the seventh anniversary of the Closing Date, or (ii) the date upon which either Blackstone or Cypress ceases to be a Principal Investor.

“Encumbrance” means any lien, mortgage, lease, easement, servitude, levy, right of way, charge, pledge, security interest, covenant, condition, restriction or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract or agreement creating any of the foregoing.

“Equity Securities” means shares of Common Stock or Common Stock Equivalents or other securities of the Company, other than debt securities that are not Common Stock Equivalents, whether owned on the Closing Date or hereafter acquired.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authorization” means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under, or any filing or other notice made to, any Governmental Body or pursuant to any Law.

“Governmental Body” means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature, (ii) federal, state, local, provincial, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature or (iv) other body exercising any statutory, administrative, executive, judicial, legislative, police, regulatory or taxing authority or power.

“Gross Par” means the face amount of bonds insured.

“Independent Director” means an individual who (i) is not, except in such individual’s role as a director of the Company or as a director of an Affiliate of an Investor, and who has not been in the 3 years prior to being designated to serve as a director, an Affiliate or employee of, or a person whose primary source of compensation is directly or indirectly from, the Company or any of its subsidiaries or any Investor or any Affiliate thereof that Controls the Investor or in which the Investor owns, directly or indirectly, more than 50% of the outstanding voting common stock and (ii) otherwise does not have a relationship with the Company or any of its subsidiaries or any Investor or any Affiliate thereof that Controls the Investor or in which the Investor owns, directly or indirectly, more than 50% of the outstanding voting common stock which would cause such individual to be deemed to be an interested director for purposes of Delaware law with respect to any transactions between the Company and any Investor or any such Affiliate thereof.

“IPO” means the first underwritten Public Offering of the Common Stock or other event in connection with which the Common Stock is registered under Section 12 of the Exchange Act.

“Law” means any administrative or arbitrator’s award or order, constitution, law, ordinance, principle of common or civil law, permit, authorization, variance, regulation, rule, statute or requirement of any Governmental Body, including all federal, foreign, state and local laws related to taxes, zoning and land use, occupational safety and health, product quality and safety, employment and labor law.

“Marketable Securities” means securities registered under Section 12 or Section 15 of the Exchange Act that can be readily valued by reference to quoted trading prices on a national securities exchange (including the New York Stock Exchange) or the Nasdaq National Market System, or a major non-U.S. exchange, but not on the basis of “pink sheets,” provided, that such securities may be resold without registration under the Securities Act, are not subject to any transfer restrictions and the number of such securities, based on information available as of the date of a Drag-Along Offer, would not constitute more than 10% of the total number of the class of such securities outstanding upon issuance of such securities.

“Original Equity Stake” means, with respect to any Investor, the number of shares of Common Stock held by such Investor immediately following the Closing (as adjusted for stock splits, reverse stock splits, stock combinations, stock dividends and the like).

“Original Purchase Price” means, with respect to any Equity Securities, the original per share purchase price paid by the original purchaser of such Equity Securities from the Company (as adjusted for stock splits, reverse stock splits, stock combinations, stock dividends and the like and excluding the purchase of the Equity Securities by any underwriter).

“Original Value” means, with respect to any Equity Securities, a value determined by multiplying such number of Equity Securities by the Original Purchase Price.

“Person” or “person” means an individual, corporation, limited liability company, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof or other entity of any nature whatsoever.

“Permitted Transferee” means any Person to whom Equity Securities are Transferred by an Investor or Management Investor or another Permitted Transferee in accordance with this Agreement, other than as set forth in Sections 2.3 or 2.5 and other than transferees in a Public Offering.

“Preferred Shares” means the “Seller Preferred Stock” under the Purchase Agreement.

“Principal Investor” means any of PMI, Blackstone and Cypress for so long as PMI, Blackstone or Cypress, respectively, Controls Equity Securities having an Original Value of at least $150 million.

“Pro Rata Share” means 44.181646%, 24.226767%, 24.226767% and 7.36482% with respect to PMI, Blackstone, Cypress and CIVC, respectively.

“Public Offering” means a public offering of shares of Common Stock pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their equivalent) filed by the Company under the Securities Act or in accordance with Rule 144 (other than, prior to an IPO, under Rule 144(k)).

“Qualified IPO” means the first underwritten Public Offering of the Common Stock in which the aggregate offering price to the public is at least $100 million, following which the Common Stock is listed on the New York Stock Exchange or quoted on the Nasdaq National Market System.

“Quorum” means a majority of the directors serving on the Company Board and shall include all of the director-designees of each of PMI, Blackstone and Cypress (or, with respect to any such Investor, a majority of such Investor’s director-designees if a majority of such Investor’s director-designees so consents); provided, however, that any action of the Company Board specified in Article III that may be approved by the director-designees of certain Investor(s) shall be approved by a vote of such director-designees of such Investor(s) without Quorum. The bylaws of the Company will include a provision to prevent any person from denying a Quorum.

“Rating Agencies” means each of Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poors Rating Services, or any of their respective successors that rates the financial strength of insurance companies.

“Registrable Securities” means, at any time, (a) any shares of Common Stock held by an Investor, a Management Investor or any of their respective Permitted Transferees, (b) any shares of Common Stock issued as dividends thereon or issuable upon conversion, exercise or exchange of any Common Stock Equivalent held by an Investor, a Management Investor or any of their respective Permitted Transferees (whether or not so converted, provided that the conversion occurs not later than the effectiveness of the registration) and (c) any securities issued in exchange for or in respect of any of the foregoing, whether pursuant to a merger or consolidation, as a result of any stock split or reclassification of, or share dividend on, any of the foregoing or otherwise. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when (a) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (b) such Registrable Securities shall have been disposed of pursuant to Rule 144, (c) such Registrable Securities are sold by a Person in a transaction in which the rights under the provisions of this Agreement are not assigned, or (d) such Registrable Securities shall cease to be outstanding.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

“Related Party Transaction” means any transaction by the Company or any of its subsidiaries, on the one hand, and any Investor or any Affiliate thereof, on the other hand.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Securityholders Agreement” means the Securityholders Agreement, to be dated as of the Closing Date, among the Company, FGIC Holdings, Inc., PMI, Blackstone, Cypress, CIVC and the securityholders of the Company who from time to time execute and deliver a Joinder Agreement to the Securityholders Agreement, in the form such agreement exists on the Closing Date, as amended from time to time thereafter with the consent of each of the Principal Investors.

“Transfer” means any direct or indirect transfer, sale, assignment, distribution, contribution, exchange, gift, hypothecation, Encumbrance or other disposition of any Equity Securities or any interest therein and, including for purposes of Section 2.3, transfers of any equity securities of any entity holding, directly or indirectly, any Equity Securities; provided that Transfer shall not include, with respect to The PMI Group, Inc., BCP IV, BCP IV-A, BFIP IV-A, Cypress Onshore, Cypress Offshore, Cypress Side-by-Side, Cypress 55th Street, CIVC Fund III and CIVC Fund IIIA any acquisition of voting securities of or membership or partnership interests in such entity by any Person or any merger or consolidation any such entity with or into any other Person.

1.2.    Other Definitions. The following terms are defined in the Sections indicated:

Term	Section
Acceptance Notice	2.9(c)
Action	9.12
Agreement	Preamble
BCP IV	Preamble
BCP IV-A	Preamble
BFIP IV-A	Preamble
Blackstone	Preamble
CEO	3.1(b)
Chairman	3.1(c)
CIVC	Preamble
CIVC/FGIC	Preamble
CIVC Fund III	Preamble
CIVC Fund IIIA	Preamble
CIVC Vehicle	2.3(a)
Company	Preamble
Confidential Information	5.2(c)
Cypress	Preamble
Cypress 55th Street	Preamble
Cypress Coinvestor	2.3(a)
Cypress Offshore	Preamble
Cypress Onshore	Preamble
Cypress Side-by-Side	Preamble
Cypress Vehicle	2.3(a)
Demand Notice	6.1(a)
Drag-Along Notice	2.8(b)
Drag-Along Offer	2.8(a)
Drag-Along Seller	2.8(a)
Expenses	9.14(a)
First Offer	2.9(c)
First Offer Price	2.9(b)
FGIC Holdings	Recitals
GECC	Recitals
Gross Par Exception	3.2(d)
indemnified party	6.6(c)
indemnifying party	6.6(c)
Initial Chairman	3.1(c)
Investors	Preamble
Lead Investor	6.3(c)
Management Investors	Preamble
Merger	Recitals
New Equity Securities	9.3(b)

Term	Section
Offered Securities	2.9(b)
Other Investors	2.7(a) and 2.8(a)
PMI	Preamble
Proportionate Share	2.12
Registration Expenses	6.4(c)
Requesting Demand Investor	6.1(a)
ROF Recipients	2.9(b)
Sale Notice	2.9(b)
Selling Investor	2.9(a)
Purchase Agreement	Recitals
Transferring Investor	2.7(a)
Transfer Restriction Period	2.2(a)
Unwinding Event	2.5(a)
VCOC Investor	5.2(a)

1.3.    Other Definitional Provisions; Interpretation.

(a)  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Any pronoun used herein shall be deemed to cover all genders.

(b)  The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

(c)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)  Unless the context otherwise requires, the words “include,” “includes” and “including” and words of similar import when used in this Agreement shall be deemed to be followed by the phrase “without limitation.”

(e)  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises regarding this Agreement, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II

TRANSFER RESTRICTIONS

2.1.    This Agreement Restricts the Investors’ Ability to Transfer their Equity Securities.

(a)  None of the Investors, Management Investors or any of their respective Permitted Transferees may, directly or indirectly, Transfer any Equity Securities held by them at any time unless this Agreement expressly permits such Transfer.

(b)  Except as set forth in Sections 2.3 and 2.5, no Transfer of Equity Securities prior to expiration of the Transfer Restriction Period and no Transfer of Equity Securities in a transaction not constituting a Public Offering following expiration of the Transfer Restriction Period shall be permitted unless the transferee shall have executed and delivered to the Company an instrument in form and substance reasonably satisfactory to the Company agreeing to be bound hereby as a Permitted Transferee.

(c)  Any purported Transfer not permitted by this Agreement will be null and void, and the Company shall not record on its stock transfer books or otherwise any such purported Transfer.

2.2.    Transfers of Equity Securities are Generally Prohibited During the Transfer Restriction Period.

(a)  The “Transfer Restriction Period” shall begin on the Closing Date and shall end on the later to occur of (i) the earlier to occur of the date of consummation of the Qualified IPO and the fifth anniversary of the Closing Date and (ii) the date that the Preferred Shares (and any shares of the Class B Common Stock into which such Preferred Shares may have been converted) are redeemed in full (or otherwise cease to be outstanding). During the Transfer Restriction Period, none of the Investors, the Management Investors or any of their respective Permitted Transferees shall, directly or indirectly, Transfer any Equity Securities except in accordance with Section 2.3 or Section 2.5. Equity Securities may, subject to the preceding sentence, be Transferred by Investors in the Qualified IPO in accordance with the piggyback registration rights described in Section 6.2.

(b)  After the Transfer Restriction Period, any Investor, Management Investor or any of their respective Permitted Transferees may Transfer Equity Securities in a Public Offering or, subject to Section 2.4, in a transaction not involving a Public Offering, but only so long as the transferee agrees to be bound by this Agreement as a Permitted Transferee. From and after the Qualified IPO and until Blackstone and Cypress hold, in the aggregate, Equity Securities representing less than 33% of their aggregate Original Equity Stake, no Investor may knowingly Transfer Equity Securities, except in a drag-along transaction pursuant to Section 2.8, to any one person, or “group” that is not an ROF Recipient and that has on file, or would upon such acquisition be required to file, a Schedule 13D under the Exchange Act with respect to the Equity Securities.

(c)  Notwithstanding Section 2.2(a), if the Transfer Restriction Period would have ended but for the failure of the Preferred Shares to be redeemed in full, any Investor, Management Investor or any of their respective Permitted Transferees may Transfer Equity Securities to the extent permitted by the terms of the Preferred Shares as set forth in the Company’s certificate of incorporation or certificate of designations and the Securityholders Agreement and to the extent otherwise permitted, and subject to the conditions otherwise applicable, hereunder.

2.3.    Cypress and CIVC Have a Limited Ability to “Sell Down” a Portion of Their Respective Interests On or After Closing.

(a)  Even if the Transfer Restriction Period is otherwise in effect, (1) each of Cypress (for purposes of this Section 2.3, excluding any Cypress Vehicle and Cypress Coinvestor) and CIVC (for purposes of this Section 2.3, excluding any CIVC Vehicle) may Transfer all or a portion of the shares of Common Stock held by it to one or more limited liability companies or partnerships Controlled by it, each referred to as a “Cypress Vehicle” and a “CIVC Vehicle,” as applicable, to the extent permitted by, and subject to the requirements of, this Section 2.3 and (2) Cypress may Transfer all or a portion of the shares of Common Stock held by it to one or more third party (each a “Cypress Coinvestor”) to the extent permitted by, and subject to the requirements of, this Section 2.3. For the avoidance of doubt, notwithstanding the fact that any Cypress Vehicle and any Cypress Coinvestor are persons included within the definition of “Cypress” and that any CIVC Vehicle is a person included within the definition “CIVC,” and except as expressly provided herein, a Cypress Vehicle, a Cypress Coinvestor and a CIVC Vehicle (X) shall be bound by all of the obligations of an Investor contained herein and (Y) shall not directly have any rights under this Agreement (including the rights set forth in Sections 2.7, 2.8 and 2.9, Article III and Section 4.1), other than a Cypress Coinvestor’s right under Article V, but may indirectly receive the benefit of such rights in the sole discretion the party appointed by Cypress and CIVC, respectively, under Section 9.13.

(b)  No later than one year after the Closing Date (as such period may be extended in accordance with subsection (d) below):

(i)  Cypress may itself Transfer (or it may indirectly Transfer by means of a Cypress Vehicle issuing additional equity interests) to one or more third parties an equity interest in a Cypress Vehicle, but only if following such Transfer and except as otherwise permitted by the terms and conditions of this Agreement, (A) Cypress retains sole discretion (subject only to this Agreement, the Securityholders Agreement and the Company’s certificate of incorporation and bylaws) with respect to all voting and disposition decisions to be made with respect to all of the shares of Common Stock held in each Cypress Vehicle, including those shares of Common Stock with respect to which such third parties may hold an indirect pecuniary interest, and (B) Cypress retains a direct or indirect pecuniary interest in the shares of Common Stock held by Cypress or Cypress Vehicles that have an aggregate Original Value of not less than $225 million. Furthermore, (A) any such Transfer must be at a price equal to the same per share price paid by Cypress for shares of Common Stock on the Closing Date (it being understood that the allocation and distribution mechanics of each Cypress Vehicle will be strictly on a “straight up” basis, without any “carried interest” or “override”), and (B) Cypress shall, at the request of any other Investor, provide a certificate to such effect in connection with any such Transfer. At the request of any other Investor, Cypress shall provide to such Investor a copy of the limited liability company agreement or partnership agreement, as the case may be, of each Cypress Vehicle.

(ii)  Cypress may Transfer all or a portion of the shares of Common Stock held by it to a Cypress Coinvestor provided that (A) Cypress retains sole discretion (subject only to this Agreement, the Securityholders Agreement and the Company’s certificate of incorporation and bylaws) with respect to all voting and disposition decisions to be made with respect to all of the shares of Common Stock held by any Cypress Coinvestor as if such Cypress Coinvestor invested directly in a Cypress Vehicle and (B) Cypress retains a direct or indirect pecuniary interest in the shares of Common Stock held by Cypress or Cypress Vehicles that have an aggregate Original Value of not less than $225 million. Furthermore, any such Transfer must be at a price equal to the same per share price paid by Cypress for shares of Common Stock on the Closing Date.

(iii)  CIVC may itself Transfer (or it may indirectly Transfer by means of a CIVC Vehicle issuing additional equity interests) to one or more third parties an equity interest in a CIVC Vehicle, but only if following such Transfer and except as otherwise permitted by the terms and conditions of this Agreement, (A) CIVC or its fund manager retains sole discretion (subject only to this Agreement, the Securityholders Agreement and the Company’s certificate of incorporation and bylaws) with respect to all voting and disposition decisions to be made with respect to all of the shares of Common Stock held in each CIVC Vehicle, including those shares of Common Stock with respect to which such third parties may have an indirect pecuniary interest, (B) CIVC retains an indirect pecuniary interest in shares of Common Stock held by each CIVC Vehicle that have an aggregate Original Value of not less than $50 million, and (C) the indirect pecuniary interest held by third parties not Affiliated with Bank of America Corporation in shares of Common Stock owned by CIVC Vehicles may not exceed $15 million in aggregate Original Value. Furthermore, (A) any such Transfer must be at a price equal to the same price per share paid by CIVC for shares of Common Stock on the Closing Date (it being understood that the allocation and distribution mechanics of each CIVC Vehicle will be strictly on a “straight up” basis, without any “carried interest” or “override”), and (B) CIVC shall, at the request of any other Investor, provide a certificate to such effect in connection with any such Transfer. At the request of any other Investor, CIVC shall provide to such Investor a copy of the limited liability company agreement or partnership agreement, as the case may be, of each CIVC Vehicle.

(c)  As a condition to the initial Transfer of shares of Common Stock to a Cypress Vehicle, a Cypress Coinvestor or a CIVC Vehicle, such transferee shall agree in accordance with Section 2.5 to abide by the provisions of this Agreement to the same extent as the transferor(s) and not Transfer equity interests in itself except to the extent expressly permitted in this Section 2.3 or Section 2.5.

(d)  The one year period referred to in Section 2.3(b) may be extended upon the request of Cypress or CIVC for a reasonable extension thereof, subject to the prior approval of a majority in interest of the Investors other than Cypress or CIVC, as the case may be, such approval not to be unreasonably withheld.

(e)  Prior to the Closing, Cypress and CIVC shall each have the right to direct the Company to issue shares of Common Stock directly to Cypress Vehicles, Cypress Coinvestors or CIVC Vehicles (including CIVC/FGIC), as the case may be, to the extent Cypress or CIVC would have otherwise had the right to Transfer such shares of Common Stock to Cypress Vehicles, Cypress Coinvestors or CIVC Vehicles, as the case may be, pursuant to this Section 2.3 immediately after the Closing; provided, however, that Cypress, CIVC and any such Cypress Vehicles, Cypress Coinvestors and CIVC Vehicles, as the case may be, shall be bound by this Section 2.3 as if such issuance had been a Transfer made pursuant to this Section 2.3.

2.4.    Compliance with Securities Laws. Each of the Investors, Management Investors and each of their respective Permitted Transferees hereby agrees that it shall not, directly or indirectly, Transfer any Equity Securities unless such Transfer complies with the provisions hereof and (i) such Transfer is made pursuant to an effective registration statement under the Securities Act and, if required, has been registered under all applicable state securities or blue sky laws or (ii) no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or blue sky laws, and, at the request of the Company, the transferor shall provide to the Company a legal opinion to such effect in form and substance, and from counsel, reasonably satisfactory to the Company.

2.5.    Under Certain Circumstances, Transfers to Affiliates are Permitted.

(a)  Notwithstanding anything in this Agreement to the contrary, each Investor is entitled, from time to time, without the consent of any other Investor, to Transfer any or all of the Equity Securities owned by it to any of its Affiliates that is, in the case of PMI, a wholly-owned subsidiary of PMI, and that is, in the case of any Investor included within the definition of Blackstone, Cypress or CIVC, any investment fund or similar investment vehicle, whether organized as a partnership or otherwise, the investments of which are directed by such Investor or by the funds manager for such Investor and provided that any such Transfer does not involve any economic realization in respect of the Transferred Equity Securities and provided that such Transfer does not directly result in a change in director-designees under Article III. Any such transferee must execute and deliver to the Company an instrument in form and substance reasonably satisfactory to the Company agreeing to become a party to, and be bound by the provisions of, this Agreement, to the same extent as its transferor, and any such transferee, together with the transferor and the transferor’s other Affiliates already party hereto, shall be deemed to be an “Investor” and, if applicable, a “Principal Investor” and shall not be deemed a Permitted Transferee for purposes of this Agreement. Other than as set forth in Section 2.3(c), the Cypress Coinvestor shall not be deemed to be an Affiliate of Cypress for purposes of this Section 2.5.

(b)  If, while any Affiliated transferee under Section 2.5(a) holds any Equity Securities, and prior to the end of the Transfer Restriction Period, a transaction is contemplated in which such transferee will cease to qualify as a permitted transferee within the contemplation of Section 2.5(a) (an “Unwinding Event”), then:

(i)  such Affiliated transferee and the original transferring Investor will promptly notify the Company and the Principal Investors of the pending occurrence of such Unwinding Event; and

(ii)  prior to such Unwinding Event, such Affiliated transferee and such Investor will take all actions necessary to effect a Transfer of all the Equity Securities held by such Affiliated transferee either back to such Investor or, to the extent permitted by this Section 2.5, to another Person that qualifies as an Affiliated Transferee of such Investor under Section 2.5(a).

2.6.    Legend on Equity Securities.

(a)  A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.

(b)  Each certificate representing Equity Securities now held or hereafter acquired by any Investor, Management Investor or Permitted Transferee shall bear legends substantially in the following forms:

(c)  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

(d)  In the event that any Equity Securities are Transferred in a Public Offering that is permitted by this Agreement, the Company shall promptly upon request, but in any event not later than is necessary in order to consummate the sale that is such Public Offering, remove the legends set forth in Section 2.6(c) in connection with the transfer of shares in such Public Offering.

(e)  Upon the termination of Articles II, III and VIII of this Agreement, the Company shall promptly upon request deliver a replacement certificate not containing the second paragraph of the legend set forth in Section 2.6(c) in exchange for the legended certificate.

2.7.    Tag-Along Rights.

(a)  In the event that the rights of first offer set forth in Section 2.9 are not exercised, any Investor or Permitted Transferee proposing to Transfer any Equity Securities (a “Transferring Investor”) after the end of the Transfer Restriction Period, or as otherwise permitted under Section 2.2(c), but prior to the Qualified IPO, shall be entitled to Transfer such Equity Securities during the time periods set forth in Section 2.9(e) and (f) subject to the following. The Transferring Investor shall have the obligation, and each other Investor and Permitted Transferee (for purposes of this Section 2.7, the “Other Investors”) who is not then in breach of this Agreement shall have the right, to include a number of shares of each class of Equity Securities in such proposed Transfer, at the same price per security and upon the same terms and conditions as to be paid and given to the Transferring Investor(s), equal to the product

(rounded up to the nearest whole number) of (i) a fraction, the numerator of which is the number of shares of such class of Equity Securities being Transferred held by such Other Investor and the denominator of which is the number of shares of such class of Equity Securities held by the Transferring Investor and all of the Investors seeking to exercise tag-along rights pursuant to this Section 2.7, multiplied by (ii) the number of shares of such class of Equity Securities proposed to be sold in the contemplated sale. The Other Investors must agree to make substantially the same representations, warranties, covenants and indemnities and other similar agreements as the Transferring Investor(s) agree to make in connection with the proposed Transfer of the Equity Securities of the Transferring Investor(s).

(b)  Each Transferring Investor shall give notice to each of the Other Investors of each proposed Transfer giving rise to the rights of the Other Investors set forth in Section 2.7(a) at least 30 days prior to the proposed consummation of such Transfer, setting forth the name of the Transferring Investor, the number of shares proposed to be so transferred, the name and address of the proposed transferee, the proposed amount and form of consideration and terms and conditions of payment offered by such proposed transferee, and a representation that the proposed transferee has been informed of the “tag-along” rights provided for in this Section 2.7. The tag-along rights provided pursuant to this Section 2.7 must be exercised by any Other Investor within 15 days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Investor(s) indicating such Other Investor’s desire to exercise its rights and specifying the number of shares (up to the maximum number of shares owned by such Other Investor, subject to reduction in accordance with Section 2.7(a)). If any Other Investor accepts the offer contained in the tag-along notice required by the first sentence of this Section 2.7(b) and the Transferring Investor has not consummated the proposed Transfer within six months from the date of the definitive agreement providing the terms and conditions of the sale of Equity Securities by the Transferring Investor to the proposed transferee, then the provisions of this Section 2.7 shall again apply, and such Transferring Investor shall not Transfer or offer to Transfer such Equity Securities not Transferred during such time periods without again complying with this Section 2.7. If the proposed transferee fails to purchase shares from any Other Investor that has properly exercised its tag-along rights under Section 2.7(a), then the Transferring Investor(s) shall not be permitted to make the proposed Transfer.

(c)  The requirements set forth in Section 2.7(a) and (b) shall not be applicable to any (i) Transfer in accordance with Section 2.3, Section 2.5 or Section 2.8, or (ii) Transfer in a Public Offering.

(d)  If any of the Other Investors exercise their rights under Section 2.7(a), the closing of the purchase of the shares with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Transferring Investor’s shares.

2.8.    Drag-Along Rights

(a)  Except as set forth in the last sentence of this Section 2.8(a) and provided that the provisions of Section 2.9 have been complied with and the rights of first offer set forth therein have not been exercised, after the end of the Transfer Restriction Period, or as otherwise permitted under Section 2.2(c), but prior to the Qualified IPO (i) any Principal Investor, individually or together with any other Principal Investor, Controlling at least 40% of the outstanding shares of Common Stock (calculated without regard to any privately issued Common Stock issued after the Closing) (each, a “Drag-Along Seller”) who proposes to sell for cash or Marketable Securities in a bona fide arm’s length transaction to a third party other than any Affiliate of any such Principal Investor all of such Principal Investor’s or Principal Investors’ outstanding shares of Common Stock, other than in a Public Offering (a “Drag-Along Offer”), may require that all of the outstanding shares of Common Stock held by the other Investors, Management Investors and their respective Permitted Transferees (for purposes of this Section 2.8, the “Other Investors”) be sold in conjunction with such transaction on the same terms, including the same price or other consideration per share of Common Stock. After the Qualified IPO, for so long as Blackstone and Cypress, collectively, or PMI, separately, Control Common Stock representing at least 85% of Blackstone’s and Cypress’ or PMI’s Original Equity Stake and at least 25% of the outstanding shares of Common Stock (calculated without regard to any privately issued Common Stock issued after the Closing), respectively, each of Blackstone and Cypress, collectively, and PMI, separately, shall continue to have the drag-along rights provided in this Section 2.8; provided, however, that PMI shall only have such drag-along rights if the consideration to be received by each Other Investor in exchange for its shares of Common Stock (i) represents a value per share equal to or greater than the Original Value of the shares of Common Stock multiplied by 2.5 and (ii) would yield at least a 23% internal rate of return for each of the Other Investors.

(b)  If any Principal Investor or Principal Investors elects to exercise the rights under Section 2.8(a), such Principal Investor or Principal Investors must give notice (the “Drag-Along Notice”) to each of the Other Investors of any proposed Transfer giving rise to, and involving the exercise of, such rights as soon as practicable (but in no event later than 10 Business Days) following the execution of an agreement setting forth the Drag-Along Offer. The Drag-Along Notice must set forth the name of the proposed transferee, the proposed amount and form of consideration and the other terms and conditions of the offer, including a copy of the agreement setting forth the Drag-Along Offer. If the Transfer referred to in the Drag-Along Notice is not consummated within six months from the date of the agreement setting forth the Drag-Along Offer, all of the provisions of this Article II must once again be complied with.

(c)  If any Principal Investor or Principal Investors elects to exercise the rights under Section 2.8(a), the closing of the purchase of the Common Stock of the Other Investors with respect to which such rights have been exercised shall take place concurrently with the closing of the purchase of the Common Stock of all other Persons participating in the applicable Drag-Along Offer. The Other Investors will receive the same type and amount of consideration, which will be cash or Marketable Securities, per share of Common Stock as is paid or delivered to the Drag-Along Seller(s). The Other Investors must make and agree to substantially the same representations, warranties, covenants and indemnities and other similar agreements as the Transferring Investor(s) make and agree to in connection with the proposed transfer of Common Stock of the Drag-Along Seller(s).

2.9.    Right of First Offer.

(a)  Except as set forth in Section 2.9(h), and subject to the last sentence of Section 8.2, each Investor seeking to Transfer any shares of Common Stock held by it prior to the Qualified IPO and after the Transfer Restriction Period or as otherwise permitted under

Section 2.2(c) (a “Selling Investor”) must first comply with the provisions of this Section 2.9 and, if applicable, Section 2.7 (Tag-Along Rights). Following the Qualified IPO, in the event Blackstone and Cypress, collectively, or PMI, separately, propose to exercise their drag-along rights pursuant to the last sentence of Section 2.8(a), each of Blackstone and Cypress or PMI, as the case may be, shall first comply with the provisions of this Section 2.9 and, if applicable, Section 2.7 (Tag-Along Rights).

(b)  Prior to and in order to effect any Transfer by a Selling Investor, each Selling Investor shall first give written notice (a “Sale Notice”) to the Company and all other Investors who are not Affiliates of the Selling Investor (collectively, excluding the Company, the “ROF Recipients”) stating such Selling Investor’s intention to effect such a Transfer, the number of shares of Common Stock subject to such Transfer (the “Offered Securities”), the price and terms which such Selling Investor proposes to be paid for the Offered Securities (the “First Offer Price”) and the other material terms upon which such Transfer is proposed. The Sale Notice may require the consummation of any sale of the Offered Securities to the Company or the ROF Recipients occur no less than 90 days, and no later than 120 days, after the date of the Sale Notice.

(c)  Upon receipt of the Sale Notice, the Company will have an irrevocable non-transferable option to purchase all of the Offered Securities at the First Offer Price and otherwise on the terms and conditions described in the Sale Notice (the “First Offer”). The Company shall, within 15 days from receipt of the Sale Notice, indicate if it has accepted the First Offer by sending irrevocable written notice of any such acceptance to the applicable Selling Investor and the ROF Recipients indicating the number of Offered Shares to be purchased (the “Acceptance Notice”), and the Company shall then be obligated to purchase all such Offered Securities on the terms and conditions set forth in the Sale Notice. If the Company declines to exercise such option, the ROF Recipients, collectively, shall have the option to acquire all of the Offered Securities and each of the ROF Recipients shall, within 30 days from receipt of the Sale Notice, indicate in an Acceptance Notice if it has accepted the First Offer and, if so, the number of Offered Securities to be purchased and such ROF Recipient shall then be obligated to purchase such Offered Securities on the terms and conditions set forth in the Sale Notice.

(d)  If the ROF Recipients, in the aggregate, elect to purchase all of the Offered Securities, the Selling Investor shall sell the Offered Securities to such ROF Recipients pursuant to Section 2.9(g). If the ROF Recipients, in the aggregate, elect to purchase a number of shares of Common Stock greater than the number of Offered Securities, each ROF Recipient shall be entitled to purchase Offered Securities (i) in relative proportions to the percentage ownership of the shares of Common Stock of the ROF Recipients electing to purchase the Offered Securities, and (ii) the Selling Investor shall sell the Offered Securities to such ROF Recipients pursuant to Section 2.9(g).

(e)  If neither the Company nor the ROF Recipients (in the aggregate) elect to purchase all of the Offered Securities pursuant to this Section 2.9, then the applicable Selling Investor shall be free for a period of six months from the date Acceptance Notices from the ROF Recipients were due to be received by the applicable Selling Investor, to enter into definitive agreements to Transfer the Offered Securities as to which such options are not exercised to a transferee for consideration having a value not less than 97.5% of the First Offer Price; provided that any such definitive agreement provides for the consummation of such Transfer to take place within six months from the date of such definitive agreement and is otherwise on terms not more favorable to the transferee in any material respect than were contained in the Sale Notice.

(f)  If neither the Company nor the ROF Recipients (in the aggregate) exercise their respective options to purchase all of the Offered Securities at the First Offer Price and the applicable Selling Investor has not entered into a definitive agreement described in Section 2.9(e) within six months from the date Acceptance Notices from the ROF Recipients were due to be received by the applicable Selling Investor, or the Selling Investor has entered into such an agreement but has not consummated the sale of such securities within six months from the date of such definitive agreement, then the provisions of this Section 2.9 shall again apply, and such selling Investor shall not Transfer or offer to Transfer such Equity Securities not so Transferred without again complying with this Section 2.9.

(g)  Upon exercise by either the Company or the ROF Recipients, as the case may be, of their respective rights of first offer under this Section 2.9, either the Company or the ROF Recipients, as the case may be, and the applicable Selling Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use their commercially reasonable efforts to secure any Governmental Authorization required, to comply as soon as reasonably practicable with all applicable Laws and to take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in connection therewith and to consummate the purchase of the Offered Securities as promptly as practicable. At such closing, the applicable Selling Investor shall Transfer the Offered Securities free and clear of any Encumbrances, and together with all rights attached thereto at the date of Transfer, including any distributions declared but not paid in respect thereof and with all requisite transfer taxes, if any, paid, and the Company and/or the ROF Recipients, as the case may be, shall deliver payment in full or otherwise for such Offered Securities as provided in the applicable Acceptance Notice. If such closing has not occurred primarily as a result of a breach by the Company or any ROF Recipient electing to purchase Offered Securities under this Section 2.9 of any agreement pursuant to which such purchase of Offered Securities is to be consummated by the date required in the Sale Notice, the Selling Investor will be free to sell the Offered Securities without complying with the right of first offer under this Section 2.9 with respect to the Person that has so breached and such Offered Securities shall no longer be subject to the right of first offer under this Section 2.9 in favor of the Person that has so breached. Notwithstanding the foregoing, the Company or the relevant ROF Recipients, as applicable, will remain liable for damages due to the failure of such closing to occur.

(h)  The requirements of the Selling Investor set forth in this Section 2.9 shall not be applicable to any (i) Transfer in accordance with Section 2.3 or Section 2.5, (ii) Transfer in a Public Offering, or (iii) Transfers by Investors acting as an “Other Investor” pursuant to Section 2.7 (Tag-Along Rights) or 2.8 (Drag-Along Rights).

2.10.    Major Transactions. Notwithstanding anything contained herein to the contrary, the provisions of Sections 2.7, 2.8 and 2.9 shall not apply to any dissolution or liquidation of the Company or any consolidation or merger of the Company with or into any other Person, if such dissolution, liquidation, consolidation or merger is approved by the requisite vote of the

Company Board under this Agreement and the Company’s certificate of incorporation and bylaws.

2.11.    Obligations of the Company in Connection with any Transfer. The Company will cooperate with the Investors and any proposed transferee, and their respective advisors, to facilitate and effect any Transfer permitted pursuant to this Agreement. To that end, without limitation, upon the request of any Investor that proposes to make a Transfer permitted pursuant to this Agreement, other than pursuant to Sections 2.3 and 2.5: (a) the Company will and will cause its employees and personnel to use their reasonable best efforts to facilitate and support the marketing of the Company and any due diligence process; and (b) if PMI, Blackstone or Cypress is proposing to make such a Transfer and such Transfer involves all, or substantially all, of the Equity Securities held by it, (i) the Company will promptly engage, on customary terms (including customary indemnification from the Company), a nationally recognized investment banking firm selected by such Investor, and reasonably acceptable to the Company, to solicit from third parties in accordance with customary procedures, offers to purchase such Investor’s Equity Securities, with a view to obtaining the highest possible price and best possible terms in such transaction; provided, that the selling stockholders shall pay the fees of such investment banking firm on a prorata basis unless such Transfer ultimately involves all or substantially all of the Equity Securities of the Company, in which case the Company shall pay such fees, and (ii) if all of the Principal Investors will be Transferring all or substantially all of their Equity Securities in the transaction (including a Transfer pursuant to Section 2.8), the Company will enter into a definitive agreement with the proposed transferee(s) providing for such Transfer and make and agree to representations, warranties, covenants and indemnities and other similar agreements that are reasonable and customary for negotiated transactions of the type entered into by the Transferring Investors.

2.12.    Transfers by GECC

(a)  No Investor shall acquire directly or indirectly any Preferred Shares or Class B Common Stock held by GECC or any of its Affiliates from time to time (the “GECC Securities”), unless, prior to, or immediately following, the consummation of any such acquisition, such Investor makes effective provision to provide each other Investor with the right to participate in the proposed acquisition by acquiring such other Investor’s Proportionate Share (as defined below) of the GECC Securities, at or immediately following such acquisition from GECC or its transferees, at the same price per GECC Security and upon the same terms and conditions as the Investor proposes to acquire the GECC Securities.

(b)  As to each Investor, such Investor’s “Proportionate Share” shall mean a fraction, the numerator of which is the number of shares of Common Stock held by such Investor and the denominator of which is the number of shares of Common Stock held by all Investors.

ARTICLE III

CORPORATE GOVERNANCE

3.1.    Board of Directors. From and after the Closing Date, the following corporate governance provisions shall apply:

(a)  Board Size; Director-designees. Subject to Section 3.1(g) and the obligations of the Investors under the Securityholders Agreement, each of PMI, Blackstone, Cypress and CIVC shall be entitled to designate to serve on the Company Board the number of directors set forth in the table below corresponding to the aggregate Original Value of the Equity Securities the voting power of which is then Controlled by PMI, Blackstone, Cypress and CIVC, respectively; provided that if at any time the aggregate Original Value of Equity Securities for which the voting is Controlled by PMI, Blackstone, Cypress or CIVC, as the case may be, falls below any of the thresholds set forth in such table, PMI, Blackstone, Cypress or CIVC, as the case may be, shall cause one of its designees to promptly resign from the Company Board so that none of PMI, Blackstone, Cypress or CIVC, as the case may be, shall have more designees serving on the Company Board at any time than it would be entitled to designate pursuant to this Section 3.1(a). Each of Blackstone and Cypress agree that with respect to each of them, for so long as such Principal Investor has the right to designate at least two nominees pursuant to Section 3.1(a), (i) one of such Principal Investor’s director-designees shall be an Independent Director and (ii) that if such Principal Investor must cause one of its director-designees to resign pursuant to this Section 3.1(a) and at such time such Principal Investor has only one director-designee who is an Independent Director and at least two director-designees who are not Independent Directors, such Principal Investor shall not cause its Independent Director-designee to resign (except to be replaced by another Independent Director). The Company Board shall be comprised of 14 members, which number shall not increase but shall decrease to the extent that any of PMI, Blackstone, Cypress or CIVC lose the right to designate a director pursuant to this Section 3.1(a) or pursuant to Section 3.1(g). Without limiting the generality of Section 3.8, each Investor agrees to take all necessary and appropriate action, including the voting of all Equity Securities over which such Investor exercises voting Control and causing its director-designees to take appropriate action, to ensure that the size of the Company Board is not increased and is reduced in accordance with applicable Law when decreased pursuant to the first sentence of this Section 3.1(a).

Aggregate Original Value of Equity Securities	Director-designees
Over $500 million	5
Over $400 million up to $500 million	4
Over $200 million up to $400 million	3
Over $120 million up to $200 million	2
Over $50 million up to $120 million	1

(b)  CEO. The Chief Executive Officer of the Company (the “CEO”) shall be elected as a director.

(c)  Chairman of the Company Board; Vice-Chairman. The Company Board shall have a non-executive Chairman (the “Chairman”) who shall be an Independent Director. Blackstone and Cypress shall agree upon and designate the initial Chairman (the “Initial Chairman”), subject to PMI’s approval not to be unreasonably withheld. The Principal Investors shall cause their respective director-designees to elect the individual so selected as Initial Chairman. The Initial Chairman may be removed with the prior approval of a majority of the director-designees of 2 of the 3 Principal Investors. Any and all subsequent Chairmen shall also be Independent Directors and shall be agreed upon and designated by Blackstone and Cypress, subject to PMI’s approval not to be unreasonably withheld; the Principal Investors shall cause their respective director-designees (other than any directors intended to qualify as independent directors for purposes of the listing standards of the New York Stock Exchange or the Nasdaq Stock Market, as applicable) to elect any such individual selected as a subsequent Chairman. Any subsequent Chairman may not be removed without the prior approval of a majority of the director-designees of the Principal Investors. For the avoidance of doubt, the right of Blackstone and Cypress to designate the Chairman shall be in addition to their right to designate directors pursuant to Section 3.1(a). PMI shall be entitled to designate one of its director-designees under Section 3.1(a), who may be an officer or employee of PMI or any of its Affiliates, as the Vice-Chairman of the Company Board, subject to the approval of Blackstone and Cypress not to be unreasonably withheld. The designation and removal rights set forth in this Section 3.1(c) will terminate and be of no further force and effect upon consummation of the Qualified IPO.

(d)  Initial Company Board. The initial Company Board shall have 14 members, including 5 director-designees of PMI, the CEO, 3 director-designees of Blackstone, 3 director-designees of Cypress, 1 director-designee of CIVC and the Initial Chairman.

(e)  Observers. Each Principal Investor shall have the right to bring 2 observers, in each case who is not a member of the Company Board, to all meetings of the Company Board; provided that the Company may exclude any such observer from any meetings or portions thereof if attendance by the observer would reasonably be expected to result in waiver or loss of the attorney-client privilege or other competitive advantage as reasonably determined by the Company based upon the advice of legal counsel.

(f)  Special Voting Provisions. The director-designee of CIVC shall vote on any matter presented to the Company Board, except as otherwise set forth in this Agreement. With respect to any vote of the Company Board in which the number of votes to be cast by the directors (not including the vote of the CIVC director-designee) would be evenly divided, the Certificate of Incorporation will provide that CIVC’s director-designee will not be entitled to vote on such matter. In addition, with respect to any vote of the Company Board in which the number of votes to be cast in favor of the matter to be voted on would be 1 vote more or less than the number of votes to be cast against the matter to be voted on (in each case not including the vote of the CIVC director-designee), CIVC shall use its reasonable best efforts to cause its director-designee to vote in the same manner as the directors whose votes otherwise constitute a majority of the votes. CIVC agrees that reasonable best efforts shall include removing its director-designee and designating a new director-designee if its director-designee does not abstain or vote in accordance with the terms of this Agreement and the Certificate of Incorporation of the Company.

(g)  Directors Designated Upon a Qualified IPO. From and after a Qualified IPO: (i) if a Principal Investor has the right to designate at least two nominees pursuant to Section 3.1(a), such Principal Investor shall be required to designate one Audit Committee Independent Director to replace one of its director-designees subject to the prior approval of the other Principal Investors, such approval not to be unreasonably withheld; (ii) if a Principal Investor must cause one of its director-designees to resign pursuant to Section 3.1(a) and such Principal Investor has only one director-designee who is an Audit Committee Independent Director, such Principal Investor may not cause its Audit Committee Independent Director-designee to resign (except to be replaced by another Audit Committee Independent Director); and (iii) CIVC shall cause its director-designee to promptly resign from the Company Board, and its director designation rights shall terminate. For the avoidance of doubt, one person may qualify as both an Independent Director of one of Cypress or Blackstone pursuant to Section 3.1(a) and the Audit Committee Independent Director of such Investor. Prior to an IPO, the Principal Investors shall negotiate in good faith such other changes to the identity of the members of the Company Board as may be necessary for the composition of the Company Board to comply with applicable Law and the listing standards of the New York Stock Exchange or Nasdaq Stock Market, as applicable.

(h)  Removal and Replacement. Each of the Investors shall be entitled at any time (with or without cause) to cause any or all of its director-designees nominated pursuant to Section 3.1(a) (including any Independent Director) to be removed from the Company Board, and in such event the Investors will take such action as is reasonably required to effectuate such removal. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any director specified in Section 3.1(a), (i) the Investors and the Company shall cause the vacancy created thereby to be filled by an appropriate individual as specified in Section 3.1(a) as soon as reasonably practicable and (ii) the Company Board shall not take any material action over the objection of any of PMI, Blackstone, Cypress or CIVC with a pending vacancy on the Company Board until a replacement director has been designated by the appropriate Investor pursuant to clause (i) and elected to the Company Board; provided that the foregoing restriction against taking material action will terminate 10 Business Days after the creation of such vacancy if no replacement director has been designated by such time.

(i)  Compensation and Expenses. The Company shall reimburse the directors designated by the Investors pursuant to this Section 3.1 for all reasonable out-of-pocket expenses of such directors in connection with the performance of their duties as directors and each such Investor-designated-director shall also be entitled to receive compensation (other than the CEO, who shall not receive compensation for serving as a member of the Company Board, and the Chairman, who may receive additional compensation for serving as Chairman) and indemnity arrangements equivalent to that received by all other directors of the Company.

3.2.    Approval Rights. Except as provided in this Section 3.2 or as required by Law, all decisions of the Company Board will be made by a majority vote of the directors present at a meeting of the Company Board at which a Quorum is present.

(a)  Prior to the third anniversary of the Closing Date, the Company shall only consummate an IPO or Qualified IPO (including taking all customary actions with respect to an

IPO or Qualified IPO, as the case may be) upon the affirmative vote of all of the directors serving on the Company Board other than the director-designee of CIVC and from and after the fifth anniversary of the Closing Date, the affirmative vote of a majority of the director-designees of two of the three Principal Investors; in each case involving such terms (including the number of shares to be offered by the Company for its own account) as they determine in good faith, and if they so direct, the Company will use all or a portion of the net proceeds thereof to redeem Preferred Shares.

(b)  Prior to the earlier of the Qualified IPO and the fifth anniversary of the Closing Date, the Company shall consummate a Company Sale (including taking all customary actions with respect to a Company Sale) upon the affirmative vote of a majority of the director-designees of each of the Principal Investors and from and after the fifth anniversary of the Closing Date, the affirmative vote of a majority of the director-designees of two of the three Principal Investors. In the case of a Public Offering, the Company shall use reasonable efforts to ensure that no Person (other than an underwriter) purchases in such Public Offering a number of Equity Securities representing more than 15% of the outstanding Equity Securities (after giving effect to such Public Offering).

(c)  A Related Party Transaction shall require the affirmative vote of a majority of all of the director-designees of the Investors who do not have, and who were not designated by an Investor that (or whose Affiliate), directly or indirectly, has an interest in such transaction. Any Related Party Transaction must be on an arm’s-length basis.

(d)  Subject to Section 3.2(h), the CEO and management of the Company shall be authorized to cause the Company and/or its subsidiaries to engage in business only in accordance with the applicable business plan adopted by the Company pursuant to this Section 3.2(d). The Company’s initial business plan and that of each of its subsidiaries shall be the business plan in the form attached hereto as Annex B. For each calendar year including the calendar year in which the Closing occurs, the business plan for the Company and its subsidiaries for the following year shall be presented to the Company Board by the CEO no later than December 1 of the then current year, and the adoption of the business plan by the Company shall require the affirmative vote of a majority of the director-designees of each of the Principal Investors. If a majority of the director-designees of each of the Principal Investors do not agree upon adoption of a business plan for any given year, the Investors shall use their reasonable best efforts to cause their respective director-designees to continue to consult with each other with the purpose of reaching agreement regarding adoption of a business plan; provided that, until a business plan is so approved, (A) the CEO and management of the Company shall be authorized to cause the Company and/or its subsidiaries to continue to write lines of business contemplated by all prior business plans, including the initial business plan, and any lines written in the current year and in years prior to when the impasse arises which in each case were part of an approved business plan or were approved by a majority of the director-designees of each of the Principal Investors, and (B) the CEO and management of the Company shall be authorized to cause the Company and/or its subsidiaries to write other lines of business if (i) the Gross Par written on such other lines in such year for which no new business plan has been approved does not constitute in excess of 20% of total Gross Par written in such year and (ii) with respect to such other lines (and as would be the case with any line of business written), the appropriate underwriting criteria, surveillance procedures and related personnel are in place and the appropriate analyses and risk management processes have been completed in each case prior to the writing of any such other lines (the “Gross Par Exception”). For the avoidance of doubt, any such lines of business written pursuant to the Gross Par Exception will not be deemed to be lines of business written in the current year or prior years that can be written without limitation in subsequent years pursuant to clause (A) of the immediately preceding sentence.

(e)  Subject to Section 3.2(h), removal of the CEO shall require the affirmative vote of a majority of the director-designees of each of the Principal Investors; provided, however, that from and after the time that the CEO fails to meet the performance measurements separately agreed to by the Principal Investors, removal of the CEO shall require the affirmative vote of a majority of the director-designees of two of the three Principal Investors. The Company agrees to cause the CEO to abstain from voting on such matter and CIVC agrees to cause its director-designee to abstain from voting on such matter and, without limiting the generality of Section 3.8, agrees to take all necessary and appropriate action to cause such event to occur including removing its director-designee and designating a new director-designee.

(f)  Subject to Section 3.2(h), any redemption or repurchase of any Equity Securities (other than Preferred Shares and Class B Common Stock) that is not offered on a pro-rata basis to each Investor, other than in connection with the termination of employees pursuant to any incentive plans or arrangements approved by the Company Board, shall require the affirmative vote of a majority of the director-designees of each of the Investors.

(g)  Subject to Section 3.2(h) and for so long as PMI remains a Principal Investor, the Company’s independent auditors shall be selected by an affirmative vote of a majority of PMI’s director-designees.

(h)  Sections 3.2(d)-(g) will terminate and be of no further force and effect upon consummation of the Qualified IPO.

(i)  If any Preferred Shares remain outstanding after the Qualified IPO, upon the affirmative vote of a majority of the director-designees of each of two of the three Principal Investors, the Company shall redeem such shares, and to that end, such directors may authorize and cause the Company to issue and sell additional shares of Common Stock in an underwritten Public Offering (subject to Article IV), so that the Company has the funds to pay for such redemption.

(j)  Neither the Company nor the Company Board shall approve or institute a “poison pill” or similar stockholders rights agreement without the affirmative vote of a majority of the director-designees of each of the Principal Investors.

(k)  Approval of the compensation of the Chairman (other than ordinary director’s fees) shall require the affirmative vote of a majority of the director-designees of each of the Principal Investors.

(l)  Amendments to the certificate of incorporation and bylaws of the Company, or any agreement, including this Agreement, that treat Investors holding the same class or series of Equity Securities differently or diminish the rights of any Investor in relation to the other Investors holding the same class or series of Equity Securities shall require the separate written approval of the Investors to be treated differently or whose rights are diminished by such amendments.

(m)  Each of the Investors shall cause its director-designees to approve any Transfer permitted pursuant to this Agreement for purposes of Section 203 of the Delaware General Corporation Law.

(n)  Each of the Investors and the Company hereby approves the form of Monitoring Fee Agreement attached hereto as Annex C.

3.3.    Committees of the Company Board; Subsidiary Boards and Committees. The Company Board shall set up several committees of the Company Board, including, a compensation committee, an audit committee, a credit committee, an investment committee and a nomination committee, each of which will recommend various courses of action to the Company Board. Except as may be required by applicable Law or the listing standards of the New York Stock Exchange or the Nasdaq Stock Market, as applicable, no committee of the Company Board shall be authorized to take any actions other than to make recommendations to the Company Board. Except as may be required by applicable Law or the listing standards of the New York Stock Exchange or the Nasdaq Stock Market, as applicable, each Principal Investor shall have representation on all committees of the Company Board that is proportionate to such Principal Investor’s representation on the Company Board and each Investor shall have the right to have one observer attend committee meetings. Unless each Investor otherwise agrees, the boards of directors of each subsidiary of the Company and each committee thereof shall be composed of the same directors and with the same voting rights and restrictions as the Company Board and its corresponding committees.

3.4.    Management. PMI shall have the right to appoint two senior managers of the Company (for whose compensation it shall be solely responsible) to work to maximize the strategic benefits to both PMI and the Company, subject to the approval of the CEO, not to be unreasonably withheld. Without limiting the generality of Section 3.8, to the extent such appointment requires action by the Company Board, each Investor agrees to take all necessary and appropriate action to effect such appointment.

3.5.    Dividend Policy

(a)  Prior to the earlier of the fifth anniversary of the Closing Date and the IPO, the Company will not declare or pay any cash dividends to its common stockholders and, in any event, not earlier than the redemption of all of the Preferred Shares and Class B Common Stock. This Section 3.5(a) shall terminate and be of no further force and effect when the Company is a public company and Independent Directors constitute a majority of the Company Board.

(b)  Subject to PMI’s retention of a number of Equity Securities representing at least 50% of its Original Equity Stake, the director-designees of PMI shall be delegated and shall have the sole authority of the Company Board to Control the Company’s dividend policy after the 10th anniversary of the Closing Date, and in all subsequent years. Without limiting the generality of Section 3.8, each Investor agrees to take all necessary and appropriate action to vest in the PMI director-designees such authority, including removing director-designees and designating new director-designees as necessary.

3.6.    Financial Strength Ratings

(a)  PMI will not acquire a majority of the voting stock of the Company or take any action to cause its director-designees to occupy a majority of the seats of the Company Board unless, at the time of such acquisition or occupation of a majority of the seats of the Company Board, as the case may be, the then current insurance financial strength rating and outlook of the Financial Guaranty Insurance Company and the then current senior unsecured debt rating and outlook of the Company are reaffirmed by the applicable Rating Agencies. This Section 3.6(a) shall terminate and be of no further force and effect when the Company is a public company and Independent Directors constitute a majority of the Company Board.

(b)  (i) Each of PMI, Blackstone, Cypress and CIVC shall not, solely in their capacity as stockholders of the Company and not in any other capacity, and shall use their best efforts to cause their respective director-designees (other than, following a Public Offering, any directors intended to qualify as independent directors for purposes of the listing standards of the New York Stock Exchange or the Nasdaq Stock Market, as applicable), solely in their capacity as directors of the Company and not in any other capacity, not to, (A) vote or consent as stockholders or directors, respectively, in favor of the taking of any proposed action by the Company or any of its subsidiaries that would reasonably be expected to result in a downgrade or adverse change in the outlook of the then current senior debt rating(s) or financial strength rating(s) of the Company or Financial Guaranty Insurance Company by any Rating Agency, or (B) vote against the taking of, or withhold consent to take, any such action or series of actions that one or more Rating Agencies has advised is necessary and sufficient to cure or prevent, as the case may be, a downgrade of the then current senior debt rating(s) or financial strength rating(s) of the Company or Financial Guaranty Insurance Company, or the placing of the Company or Financial Guaranty Insurance Company on negative credit watch, by any Rating Agency. In any event, the Investors shall consult and act in good faith in an effort to develop and implement mutually agreeable remedial actions to cure or prevent, as the case may be, and mitigate the effects of, such a downgrade or being placed on negative credit watch, and no Investor shall be required to vote or consent in favor of, or be precluded from voting or consenting against, a Company Sale or an amendment to this Agreement or the certificate of incorporation or bylaws in a manner inconsistent with this Agreement, but the Investors may vote or consent in favor of such actions if such actions are mutually agreeable to the Investors. Clause (B) of the first sentence of this Section 3.6(b)(i) shall cease to bind an Investor when (X) in the case of PMI, Blackstone and Cypress hold, in the aggregate, Equity Securities representing less than 20% of their aggregate Original Equity Stake, (Y) in the case of Blackstone and Cypress, PMI holds Equity Securities representing less than 20% of its Original Equity Stake and (Z) in the case of CIVC, when both clauses (X) and (Y) of this sentence apply.

(ii)  For the avoidance of doubt, no Investor shall be required to cause any director-designee to take any action or omit to take any action as an officer, director, employee or partner of any entity other than the Company or any of its subsidiaries.

(iii)  This Section 3.6(b) shall terminate and be of no further force and effect when Independent Directors constitute a majority of the Company Board, but only if, in addition, the Company is a public company at such time.

3.7.    Charter and Bylaws. The Investors agree that, from and following the Closing, the certificate of incorporation and bylaws of the Company shall implement the provisions of this Article III and any other relevant terms of this Agreement, as appropriate and necessary, and each Investor agrees to vote all Equity Securities over which such Investor exercises voting Control and shall take all actions necessary and appropriate to ensure that the certificate of incorporation and bylaws of the Company so implement such provisions. Prior to an IPO, the Investors shall negotiate in good faith to make such changes (subject to any requisite vote or consent of the holders of Preferred Shares and Class B Common Stock) to the certificate of incorporation and bylaws of the Company as would be necessary and appropriate for a public company and shall take all actions necessary and appropriate to ensure that the certificate of incorporation and bylaws of the Company in effect from and after the IPO reflect such changes.

3.8.    Certain Actions. Each Investor, each Management Investor and each of their respective Permitted Transferees agrees to vote, in person or by proxy, all Equity Securities over which it Controls voting power, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or to execute written consents of stockholders without a meeting with respect to the election of directors or, if necessary, to cause its designees on the Company Board, if any, to vote in favor of the election of each director designated in accordance with or pursuant to this Article III and against any other nominees and in favor of the removal of any director who is required to be removed or to resign pursuant to this Article III and to take all other necessary and appropriate actions to cause the events contemplated by this Article III to occur. The Company shall use its best efforts to cause persons to be so nominated, elected or removed, as the case may be, in accordance with the applicable provisions of this Agreement. Each Investor, each Management Investor and each of their respective Permitted Transferees shall vote all Equity Securities over which it Controls voting power and shall take all other actions necessary and appropriate (including removing any director) to ensure that the Company’s certificate of incorporation and bylaws do not at any time conflict with the provisions of this Agreement and shall not vote to approve (or consent to the approval of) any amendment to the Company’s certificate of incorporation or bylaws which would be inconsistent with this Agreement. Each Investor, Management Investor and each of their respective Permitted Transferees shall, to the extent stockholder approval is required, vote such stockholder’s Equity Securities to effectuate actions authorized by the Company Board in compliance with this Agreement.

3.9.    Certain Pre-Closing Matters. Subject to Section 3.2(l), prior to the Closing, any action taken by the Company must be authorized and approved by all of the Principal Investors; provided, however, notwithstanding the foregoing, PMI shall have the sole authority, in its discretion, to cause the Company to waive the conditions set forth in Sections 7.3(f) and 7.3(j) of the Purchase Agreement, in each case, without the approval of any other Principal Investor. The parties hereto acknowledge and agree that, prior to the Closing, the Company and/or one or more of its subsidiaries will enter into strategic cooperation agreements with one/or more Affiliates of PMI, including PMI Mortgage Insurance Co., PMI Mortgage Insurance Ltd (PMI Australia) and PMI Mortgage Insurance Company Limited (PMI Europe), covering joint product development, joint marketing and similar matters, subject to the consent of each of the Principal Investors other than PMI, such consent not to be unreasonably withheld. Following the Closing, each of the Principal Investors agrees to cooperate with each other and the Company to support reasonable expansion of such strategic arrangements between the Company and/or its subsidiaries and such PMI Affiliates, in each case, subject to the consent of each of the Principal Investors other than PMI, such consent not to be unreasonably withheld.

ARTICLE IV

PREEMPTIVE RIGHTS

4.1.    New Issuance of Equity Securities.

(a)  Prior to the Qualified IPO and subject to Section 4.1(b), the Company shall not issue any Equity Securities, unless, prior to such issuance, the Company offers such Equity Securities first to the Investors at the same price per security and upon the same terms and conditions (including, in the event such Equity Securities are issued as a unit together with other securities, the purchase of such other securities).

(b)  The preemptive rights set forth in this Article IV shall not be applicable to the issuance of Equity Securities (i) in connection with an employee stock option plan or other bona fide employment compensation arrangement that is approved by the Company Board, (ii) pursuant to a stock split or stock dividend, (iii) pursuant to the exercise of any option, warrant or convertible security theretofore issued, (iv) pursuant to a Public Offering, (v) pursuant to the Purchase Agreement, (vi) pursuant to any conversion of Preferred Shares or Class B Common Stock or (vii) as consideration in connection with a bona fide acquisition by the Company or any of its subsidiaries.

4.2.    Exercise of Preemptive Rights.

(a)  The Company shall send a written notice to each Investor stating the number of Equity Securities to be offered and the price and terms on which it proposes to offer such Equity Securities.

(b)  Within 15 Business Days after the receipt of the notice, each Investor may elect, by written notice to the Company, to purchase Equity Securities, at the price and on the terms specified in the notice, up to an amount equal to the product of the number of Equity Securities of each class offered for sale by the Company multiplied by a fraction, the numerator of which is the number of shares of Common Stock and Common Stock Equivalents held by such Investor and the denominator of which is the number of shares of Common Stock and Common Stock Equivalents held by all of the holders of outstanding Equity Securities (other than the Preferred Shares).

(c)  The closing of the purchase of Equity Securities subscribed for by the Investors pursuant to this Article IV shall occur within 60 days after the last day that notices of the exercise of preemptive rights are due to be received by the Company from the Investors, concurrently with the closing of the proposed issuance (if any).

ARTICLE V

INFORMATION RIGHTS

5.1.    Information Rights. The Investors and any Cypress Coinvestor will be entitled to receive from the Company such monthly, quarterly and annual financial and operating reports as they may reasonably request as soon as reasonably practicable following each such period.

5.2.    VCOC Investor Information Rights.

(a)  If at any time Blackstone, Cypress or CIVC no longer has the right to designate sufficient representatives, other than Independent Directors, to be elected to the Company Board pursuant to Section 3.1 such that one such representative may be allocated to each entity included within the definition of “Blackstone,” “Cypress” or “CIVC” that is intended to qualify as a “venture capital operating company” within the meaning of 29 C.F.R. § 2510.3-101(d) (each such entity and any Cypress Coinvestor, a “VCOC Investor”) or their director-designees are forced to resign pursuant to Section 3.1(a) or Section 3.1(g), the Company hereby agrees that for so long as any such VCOC Investor continues to hold any Equity Securities, the Company shall, with respect to each VCOC Investor:

(i)  provide the VCOC Investor or its designated representative with (A) the right to inspect and copy the books and records of the Company and the Subsidiaries, (B) copies of all audited financial statements of the Company and the Subsidiaries and (C) copies of all materials provided to the Company Board;

(ii)  make appropriate officers and/or directors of the Company available periodically for consultation with the VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

(iii)  inform the VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or bylaws of the Company, and provide the VCOC Investor or its designated representative with the right to consult with the Company with respect to such actions; and

(iv)  provide the VCOC Investor or its designated representative with such other rights of consultation as may be reasonably necessary to qualify its investment in the

Company as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i).

(b)  The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, it being understood that the ultimate discretion with respect to such matters shall be retained by the Company.

(c)  Each VCOC Investor agrees to and shall keep strictly confidential and shall not disclose or divulge any confidential, proprietary or secret information (“Confidential Information”) which such VCOC Investor obtains as a result of this Section 5.2; provided that any VCOC Investor may disclose such information to any of its auditors, attorneys and other representatives who agree to be bound by the provisions of this Section 5.2(c). In the event that any VCOC Investor or any Person to whom such VCOC Investor is entitled to disclose information hereunder is required to disclose any Confidential Information in connection with any judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process), such VCOC Investor shall in advance of such disclosure provide the Company with prompt notice of such requirement(s). Such VCOC Investor shall, to the extent legally permissible, provide the Company, in advance of any such disclosure, with a list of any Confidential Information intended to be disclosed (and, if applicable, the text of the disclosure language itself) and to cooperate with the Company to the extent it may seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or avoid any such judicial or administrative proceedings referred to above. If, in the absence of a protective order or the receipt of a waiver from the Company after a request in writing therefor is made by such VCOC Investor (such request to be made as soon as reasonably practicable to allow the Company a reasonable amount of time to respond thereto), such VCOC Investor or other Person is legally required to disclose Confidential Information to any tribunal, such VCOC Investor or other Person may disclose such information without liability hereunder. The term Confidential Information shall not include information (i) which is or becomes generally available to the public other than as a result of disclosure of such information by any VCOC Investor or any Person to whom such VCOC Investor is entitled to disclose such information hereunder or (ii) which is or becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient’s knowledge, bound by a confidentiality or other similar agreement or any other legal or fiduciary obligation which prohibits disclosure of such information.

(d)  Notwithstanding Section 5.2(c), each VCOC Investor (and each employee, representative, or other agent of such VCOC Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any transactions with respect to which the Company is engaged and all materials of any kind (including opinions or other tax analyses) that are provided to the VCOC Investor relating to such tax treatment and tax structure.

ARTICLE VI

REGISTRATION RIGHTS

6.1.    Demand Registration.

(a)  At any time and from time to time after 180 days (or earlier if permitted by the lead underwriter(s) in the Qualified IPO) following the consummation of the Qualified IPO, any Demand Investor (the “Requesting Demand Investor”) may, in a written notice (a “Demand Notice”) to the Company given after such 180th day, request that the Company file a registration statement under the Securities Act covering the registration of all or a portion of such Requesting Demand Investor’s and its Permitted Transferees’ Registrable Securities, as specified in the Demand Notice. In order to be valid, the Demand Notice must request the registration of Registrable Securities having an aggregate market value, based on the Closing Price of the Common Stock on the most recent trading day prior to the date of the Demand Notice, of not less than $25 million, and must otherwise provide the information described in Section 6.3(a) or be followed by such information, when requested as contemplated by Section 6.3(a). Following receipt of a valid Demand Notice, the Company shall use its reasonable best efforts, in accordance with Section 6.4, to effect the registration of the Registrable Securities covered by such Demand Notice, subject to any “cutbacks” imposed in accordance with Section 6.3(d).

(b)  The maximum number of registrations that the Company is required to effect in response to Demand Notices given by Requesting Demand Investors is 6 in the case of PMI, 4 each in the case of Blackstone and Cypress, and 1 in the case of CIVC. A registration requested by a Demand Notice shall not be deemed to have been effected on behalf of a Requesting Demand Investor unless (i) the related registration statement has been declared effective by the SEC, (ii) such registration statement has remained effective for the period set forth in Section 6.4(b) and (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other similar order or requirement of the SEC during such period. However, notwithstanding the requirement of clause (i), if the Requesting Demand Investor withdraws its request prior to the related registration statement being declared effective by the SEC, then such registration will be deemed to have been effected for purposes of this Section 6.1(b) unless (A) the Requesting Demand Investor pays the Registration Expenses incurred by the Company through the date of such withdrawal or (B) the withdrawal is due to the disclosure of material adverse information relating specifically to the Company that the Requesting Demand Investor did not know prior to submitting its Demand Notice. Furthermore, if in a registered offering requested by a Requesting Demand Investor such Requesting Demand Investor is subject to a “cutback” of more than 50% of the Registrable Securities as to which it has requested registration, such Requesting Demand Investor shall not be deemed to have used 1 of its “demand rights” in connection with such offering.

(c)  Unless the Company otherwise agrees, the plan of distribution for any Registrable Securities as to which registration is requested under this Section 6.1 must involve a firm commitment underwritten offering, and the Company shall not be required to effect any registration of Registrable Securities in response to a Demand Notice for sale on a delayed or continuous basis in reliance on Rule 415 of the Securities Act, or any successor rule.

(d)  As soon as reasonably practicable, but in no event later than 30 days after receiving a valid Demand Notice, the Company shall file with the SEC a registration statement covering all of the Registrable Securities covered by such Demand Notice as well as any other Registrable Securities as to which registration is properly requested in accordance with Section 6.2 (which other Registrable Securities may be included by means of a pre-effective amendment), but subject in both cases to any cutbacks imposed in accordance with Section 6.3(d). However, if this filing deadline would otherwise occur within 120 days following the effective date of any other registration statement with respect to which the Investors have been entitled to join pursuant to Section 6.2 (180 days in the case of the registration statement for the Qualified IPO), then the Company may defer the filing date until after such 120th day.

(e)  In the event that, following the receipt of a Demand Notice, (i) the Company is in possession of material non-public information the disclosure of which the Company Board determines, in its reasonable judgment and in good faith, would be materially adverse to the Company and would not otherwise be required under Law to be publicly disclosed and (ii) the Company gives the Requesting Demand Investor written notice of such determination, the Company shall, notwithstanding the provisions of Section 6.1 hereof, be entitled to postpone for up to 90 days the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 6.1 hereof; provided that no such postponement may be effected if any other postponement of a registration pursuant to this Section 6.1(e) was in effect during the 18 months immediately preceding the commencement of such postponement.

6.2.    Piggyback Registration.

(a)  If at any time the Company intends to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 or any successor or similar forms) covering a primary or secondary offering on a firm commitment underwritten basis of any Equity Securities, whether in response to a valid Demand Notice or otherwise, the Company shall promptly give each Investor, Management Investor and each of their respective Permitted Transferees written notice specifying the date on which the Company anticipates filing such registration statement and advising each such party of its right to have its Registrable Securities included in such registration in accordance with this Article VI. Each party entitled to receive such notice will then have the opportunity, by written notice received by the Company no later than 10 Business Days after such party’s receipt of the Company’s notice of such proposed filing, to request that all or a portion of such party’s Registrable Securities be included in such registration statement.

(b)  Following receipt of any such timely request, the Company shall include in such registration statement (including by means of a pre-effective amendment if the registration statement has already been filed) all of the Registrable Securities that such Investor, Management Investor or Permitted Transferee requests for inclusion in such registration statement, subject to any cutbacks imposed in accordance with Section 6.3(d), and the Company shall use its reasonable best efforts in accordance with Section 6.4 to effect the registration of such Registrable Securities. However, if at any time after giving written notice of its intention to file such a registration statement and prior to the effective date of such registration statement, the Company decides for any reason not to proceed with the proposed registration, then the Company may, at its election, give written notice of such decision to the parties holding

Registrable Securities, at which point the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the related Registration Expenses), provided that this right on the part of the Company shall not affect the Company’s obligation to proceed with a registration validly requested under Section 6.1.

(c)  In connection with any underwritten offering, the Company shall not be required under Section 6.2 to include Registrable Securities in such underwritten offering unless the holders intending to sell Registrable Securities accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company, the Requesting Demand Investor (if any) and the underwriters selected in accordance with this Agreement, but no Investor will be required to make representations or warranties to the underwriters or other purchasers or to provide indemnities other than as specified in this Agreement.

(d)  Notwithstanding any provision in this Agreement to the contrary, no Management Investor may exercise piggyback registration rights to the extent it would otherwise result in the sale by him or her, on a cumulative basis taking into account all prior sales, of a greater percentage of the Common Stock that has ever been held by them than the percentage cumulatively and collectively sold by Blackstone, Cypress and CIVC. Management Investors agree that they will not sell any shares in an IPO or Qualified IPO. Management Investors may not sell shares in a Public Offering if the lead underwriters determine in their reasonable business judgment that such participation will have an adverse impact on such Public Offering.

6.3.    Rights and Obligations of Holders in Connection with a Registration.

(a)  The Investors, Management Investors and Permitted Transferees participating in a registration in accordance with this Article VI shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company may reasonably request and as may be required in connection with the registration to be effected by the Company.

(b)  The Investors, Management Investors and Permitted Transferees participating in a registered offering in accordance with this Article VI will enter into an underwriting agreement, to be negotiated by the Company and its counsel, in customary form. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than those representations, warranties and agreements (including limited indemnification with respect to information supplied by such holder with respect to itself) regarding such holder as are customarily given by non-Controlling stockholders seeking to sell shares in an underwritten secondary offering; provided, however, that if any holder of Registrable Securities disapproves of the terms of the underwriting, such Investor’s sole remedy shall be to elect to withdraw all of its Registrable Securities by written notice to the Company, the managing underwriter and, if applicable, the Requesting Demand Investor. The securities so withdrawn shall also be withdrawn from registration.

(c)  If one Investor is seeking to sell the most Registrable Securities in such registered offering (the “Lead Investor”), the Lead Investor will have the right to select up to two lead managers or book-running managers, as the case may be, and one co-manager, subject to approval of the Company, which may not be unreasonably withheld. If multiple Investors are seeking to sell the same number of Registrable Securities and each such Investor is seeking to sell more Registrable Securities in such registered offering than any other Investor (collectively, the “Lead Investors”), the Lead Investors will have the right to jointly select the lead managers or book-running managers, as the case may be, and a number of co-managers equal to the number of Lead Investors, but if they cannot agree, then each such Lead Investor may select one lead-manager, all of which will then act together as joint book-running managers, and one co-manger, subject to approval of the Company, which may not be unreasonably withheld. Each Investor, other than the Lead Investor(s), seeking to sell Registrable Securities representing at least 10% of any such registered offering will have the right to select one co-manager, subject to approval of the Company, which may not be unreasonably withheld.

(d)  If the managing underwriter or underwriters determine in their reasonable business judgment that the total amount of Registrable Securities and other securities of the Company proposed to be included in an offering to which Section 6.1 or Section 6.2 applies is such as to materially adversely affect the success of such offering, then the Company shall only be obligated to include in such registered offering the amount of securities which the Company is so advised can be sold in such offering, as follows:

(i)  if such registration includes a registration of shares of securities to be offered for sale by the Company (other than in connection with a registration in response to a Demand Notice), the Company shall include in such registration, to the extent of available capacity, first, all such securities that the Company proposes to be included in such registration, and, second, the Registrable Securities requested to be included in such registration, pro rata among the Investors, Management Investors and Permitted Transferees in the proportion that the number of Registrable Securities sought to be registered by each of them bears to the total number of Registrable Securities sought to be registered by all of them;

(ii)  if such registration is a registration of Registrable Securities in response to a Demand Notice, then the Company shall include in such registration, to the extent of available capacity, first, the Registrable Securities requested to be included in such registration by the Investors, Management Investors and Permitted Transferees, pro rata among them in the proportion that the number of Registrable Securities sought to be registered by each of them bears to the total number of Registrable Securities sought to be registered by all of them, second, such securities that the Company proposes to be included in such registration; and

(iii)  if such registration is a registration of any Registrable Securities held by a Management Investor(s), and the managing underwriter or underwriters for such Public Offering determine, in their reasonable business judgment, that inclusion of any such Registrable Securities in the registration would have an adverse impact on the Public Offering, such Registrable Securities shall not be included in such Public Offering.

(e)  Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.4(a)(viii), such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.4(a)(viii) and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that any period of time during which a holder must discontinue disposition of Registrable Securities shall not be included in the determination of a period of distribution for purposes of Section 6.4(b).

6.4.    Obligations of the Company in Connection with a Registration.

(a)  Whenever required under Section 6.1 or Section 6.2 to use its reasonable best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable (but subject to Section 6.1(d), Section 6.1(e) and any other applicable provisions in this Article VI):

(i)  prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided in Section 6.4(b);

(ii)  before filing a registration statement or prospectus or any amendments or supplements thereto, furnish to the counsel selected in accordance with Section 6.8 copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors;

(iii)  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution contemplated thereby determined as provided in Section 6.4(b) and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, and furnish to the Investors of such Registrable Securities copies of any such amendments and supplements prior to their being used or filed with the SEC;

(iv)  furnish to the holders of such Registrable Securities such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the Securities Act) and such other documents and information as they may reasonably request and make available for inspection by the parties referred to in Section 6.4(a)(xv) below such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(v)  use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, but the Company will not be required in connection therewith or as a condition thereto to (A) register or qualify to do business in or file a general consent to service of process in any jurisdiction wherein it would not, but for the requirements of this Section 6.4(a)(v), be obligated to do so, or (B) take any action that would subject it to taxation in an amount greater than it would be subject but for the requirements of this paragraph;

(vi)  promptly notify the selling holders of Registrable Securities, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC or by any blue sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such registration statement or prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contained in any underwriting agreement or other customary agreement cease to be true and correct in all material respects or (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(vii)  use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the reasonably earliest practicable date;

(viii)  promptly notify each selling holder of Registrable Securities, at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included or incorporated by reference in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading, and at the request of any such holder promptly prepare and furnish to such Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading;

(ix)  furnish, at the request of any holder requesting registration of Registrable Securities pursuant to Section 6.1 or Section 6.2, if the method of distribution is by means of an underwriting, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (A) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the holders making such request, as to such matters as such underwriters or the holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; and (B) letters, dated such date and the date the offering is priced, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the holders making such request and, if such accountants refuse to deliver such letters to such holders, then to the Company (x) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (y) covering such other financial matters (including information as to the period ending not more than 5 Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

(x)  provide a transfer agent and registrar for all such securities not later than the effective date of such registration;

(xi)  enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form, including customary indemnification provisions substantially consistent with Section 6.6 and, to the extent required by the underwriters, customary lockup provisions substantially consistent with Section 6.7) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the registration statement;

(xii)  use its reasonable best efforts to obtain the Governmental Authorizations which may be required to effect such registration or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Securities;

(xiii)  cooperate with the holders of the Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall conform to the requirements of the principal securities exchange or market on which the Registrable Securities are then listed or admitted to trading and shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of the Registrable Securities;

(xiv)  otherwise comply in all material respects with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xv)  make available for inspection by any seller of securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xvi)  permit any holder that, in its sole and exclusive judgment, might be deemed to be an underwriter or a Controlling Person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Investor and its counsel should be included;

(xvii)  if requested by the managing underwriter or agent or any seller of Registrable Shares covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such seller reasonably requests to be included therein, including, with respect to the number of Registrable Shares being sold by such seller to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(xviii)  cooperate with the sellers of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such sellers may request; and

(xix)  cause the Company’s executive officers to use, in accordance with customary practice, their reasonable best efforts to support the marketing of the Registrable Securities; provided that, at the request of the underwriters or the holders of a majority of the Registrable Securities to be included in such registration, (i) if such Public Offering includes

Registrable Securities having a market value of at least $50 million (calculated based on the Closing Price of the Common Stock on the most recent trading day prior to the latest amendment to the registration statement), then the Company shall cause such executive officers to participate in “road shows,” and, (ii) if such Public Offering includes Registrable Securities having a market value of less than $50 million (calculated as set forth above), then the Company shall cause such executive officers to participate by telephone in any such “road shows.”

(b)  For purposes of Section 6.4(a), and with respect to registration required pursuant to Section 6.1, (i) the period of distribution of Registrable Securities in a firm commitment underwritten public offering will be deemed to extend until each underwriter has completed the distribution of all securities purchased by it and (ii) the period of distribution of Registrable Securities in any other registration will be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and 180 days (or such shorter period as may be required in the underwriting agreement) after the effective date thereof.

(c)  All fees, costs and expenses incurred in connection with each registration or attempted registration pursuant to Section 6.1 or 6.2, including all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting costs and fees (including the expenses of any special audits or “cold comfort” letters required by or incident to the Company’s performance of its obligations under Section 6.4), fees of the National Association of Securities Dealers, Inc., listing fees, fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company, fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and fees and expenses of the holders participating therein (including counsel to the Investors), but excluding any underwriting discounts or commissions (“Registration Expenses”), shall be paid by the Company. However, the Company will not be required to pay the fees and expenses of more than one counsel for all holders of Registrable Securities participating therein.

6.5.    Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees that, after such time as the Company shall have consummated the Qualified IPO, it will:

(a)  make and keep public information available, as those terms are understood and defined in Rule 144;

(b)  use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act;

(c)  furnish to each holder of Registrable Securities forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed by the Company as such Investor may reasonably request in availing itself of Rule 144; and

(d)  upon the reasonable request of a Demand Investor, provide reasonable cooperation in connection with the marketing of a “block” trade of Registrable Securities by such Person.

6.6.    Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement, this Section 6.6 shall apply.

(a)  The Company shall indemnify and hold harmless each Investor, Management Investor, Permitted Transferee and each such person’s directors and officers, and each person, if any, who Controls such Investor, Management Investor or Permitted Transferee, as the case may be, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of a material fact contained in such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any Investor, Management Investor, Permitted Transferee or such person’s directors or officers or Controlling persons, in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in conformity with written information relating to such Investor, Management Investor or Permitted Transferee, as the case may be, furnished to the Company by such Investor, Management Investor or Permitted Transferee, as the case may be, expressly for inclusion therein in connection with such registration; and, provided, further, that as to any preliminary prospectus or any final prospectus, this indemnity agreement shall not inure to the benefit of any Investor, Management Investor, Permitted Transferee or any such person’s directors or officers or Controlling persons, on account of any losses, claims, damages or liability arising from the sale of Registrable Securities to any person by such Investor, Management Investor or Permitted Transferee, as the case may be, if such Investor, Management Investor or Permitted Transferee or its representatives failed to send or give a copy of the final prospectus or a prospectus supplement, as the case may be (excluding documents incorporated by reference therein), as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus or final prospectus was corrected in the final prospectus or such prospectus supplement, as the case may be (excluding documents incorporated by reference therein), unless such failure resulted from the non-compliance by the Company with Section 6.4(a)(viii). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Investor, Management Investor, Permitted Transferee, or any such person’s directors or officers or Controlling persons, and shall survive the transfer of such securities by such Investor, Management Investor or Permitted Transferee, as the case may be.

(b)  Each Investor, Management Investor and Permitted Transferee requesting or joining in a registration, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who Controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Investors, Management Investors and Permitted Transferees but only with reference to written information relating to such Investor, Management Investor or Permitted Transferee furnished to the Company by such person expressly for inclusion in connection with such registration; provided, however, that the liability of each Investor, Management Investor and Permitted Transferee hereunder shall not exceed the net proceeds received by such person from the sale of Registrable Securities covered by such registration.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6.6(a) or (b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding and, the indemnifying party shall, at its election and at the expense of the indemnifying party, assume the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be, in the reasonable opinion of counsel to the indemnified party, inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties unless in the reasonable judgment of the indemnified party there are defenses or cross or counterclaims available to it that are not available to all other indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the affected Investor(s), Management Investor(s) and Permitted Transferee(s), in the case of parties indemnified pursuant to Section 6.6(a), and by the Company, in the case of parties indemnified pursuant to Section 6.6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)  If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to any person entitled to indemnification hereunder with respect to any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and of the indemnified party in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the seller of Registrable Securities or underwriter, as the case may be, on the other hand in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the offering bear to the total net proceeds received by such seller from the offering or the underwriting discounts and commissions received by the underwriter in such offering, as the case may be. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, the indemnified party or the underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions of Sections 6.6(a) or (b), and in no event shall the obligation of any indemnifying party to contribute under this clause (d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 6.6(a) or (b) had been available under the circumstances.

6.7.    Lockup.

(a)  Except as provided in Sections 2.3 and 2.5, each Investor, Management Investor and Permitted Transferee shall, in connection with any registration by the Company of any Equity Securities (including Registrable Securities), at the request of the Company, promptly cease to effect any sale, disposition or distribution of any Equity Securities (other than those included in the registration) without the prior written consent of the Company for a period beginning from the time the Company gives notice to each Investor, Management Investor and Permitted Transferee of its intention to file a registration statement and ending upon expiration of the “lock up” period imposed on the Company under the underwriting agreement relating to the offering covered by such registration statement.

(b)  The Company agrees (i) not to effect any public offer, sale or distribution of Equity Securities for a period beginning from the time the Company gives notice to each Investor, Management Investor and Permitted Transferee pursuant to Section 6.7(a) of its intention to file a registration statement to which Section 6.1 or 6.2 applies and 90 days after such effective date (180 days after such effective date in the case of the Qualified IPO), and (ii)

to use its reasonable best efforts to cause each holder of at least 5% (on a fully-diluted basis) of its issued Equity Securities to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered Public Offering otherwise agree.

6.8.    Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Sections 6.1 or 6.2, the holders of a plurality of the Registrable Securities covered by any such registration may select one counsel to represent all holders of Registrable Securities covered by such registration.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1.    Representations of Each of the Parties. Except as otherwise specified below, as of the date hereof, each of the parties hereto represents and warrants solely with respect to itself to each of the other parties hereto as follows:

(a)  Due Organization and Good Standing. Each party that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)  Authority Relative to This Agreement. Each party has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each person executing and delivering this Agreement is duly authorized to execute and deliver this Agreement on behalf of such party. The execution and delivery of this Agreement by it has been duly and validly authorized by all requisite action and no other proceedings on its part are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)  No Conflict. The execution, delivery, and performance by it of this Agreement do not and shall not violate any applicable Law or conflict with or constitute a default, breach, or violation of the terms, conditions, or provisions of any contract, agreement or instrument to which such party is subject which would prevent such party from performing any of its obligations hereunder or thereunder.

(d)  Required Filings and Consents. The execution and delivery by it of this Agreement do not, and the performance of this Agreement will not, require any Governmental Authorization, except for (i) any such Governmental Authorizations as have been already obtained or made or are otherwise expressly contemplated hereby or (ii) where failure to obtain any such Governmental Authorizations would not prevent or materially delay it from performing any of its obligations under this Agreement.

(e)  Ownership of Stock. Each of the parties hereto represents and warrants that, as of the date hereof, it is the sole record owner and a beneficial owner of the Equity Securities listed beside such party’s name on Annex A hereto and as of the date hereof, such Equity Securities are the only securities of the Company and any of its subsidiaries held of record or beneficially owned by such party.

ARTICLE VIII

AFTER ACQUIRED SECURITIES

8.1.    After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Equity Securities now owned or that may be issued or transferred hereafter to any stockholder party hereto in consequence of any additional issuance, purchase, exchange or reclassification of any of the Equity Securities, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or that are acquired by an Investor in any other manner.

8.2.    Standstill. Subject to Section 2.9 and the second sentence of this Section 8.2, no Investor may acquire or offer, propose or agree to acquire, direct or indirect, ownership (including beneficial ownership) of Equity Securities at and after the Qualified IPO until the earlier of (i) the fifth anniversary of the Qualified IPO and (ii) the date that Blackstone and Cypress hold, in the aggregate, Equity Securities representing less than 33% of their aggregate Original Equity Stake; provided that the provisions of this Section 8.2 shall terminate automatically in the event that any Person other than PMI or any of its Affiliates notifies the Company or the Company Board, or publicly announces, that it has acquired or offers to acquire and has the ability to acquire (including any offer to acquire by means of a tender offer), direct or indirect, ownership (including beneficial ownership) of Equity Securities representing, together with any Equity Securities already owned or beneficially owned by such Person, at least a majority of the then outstanding Equity Securities (other than the Preferred Shares and calculated on a fully-diluted basis). Notwithstanding the foregoing, in the Qualified IPO, each Investor shall have the right to purchase Equity Securities to the extent that such Investor would otherwise suffer as a result of the consummation of such Qualified IPO a reduction in its percentage ownership of the then outstanding Equity Securities (other than the Preferred Shares and calculated on a fully-diluted basis) in excess of 5% of such Investor’s percentage ownership of Equity Securities immediately prior to the Qualified IPO or, in the event that the lead manager(s) or book-running manager(s), as the case may be, of the Qualified IPO determine in their reasonable judgment that the purchase of shares by any such Investor would have a material adverse impact on the marketability or pricing of such Qualified IPO, including with respect to the aftermarket trading characteristics of Equity Securities, in excess of a higher threshold to be determined by such underwriter(s) but in no event higher than 10% of such Investor’s percentage ownership immediately prior to the Qualified IPO. Notwithstanding the foregoing, prior to a Qualified IPO, PMI will not elect to purchase any shares of Common Stock pursuant to Section 2.9 from any person, other than Blackstone or Cypress, to the extent such election will result in PMI owning or Controlling more than 49% of the outstanding shares of Common Stock. For so long as Blackstone or Cypress owns any Equity Securities, no Investor will purchase from or sell to any person any shares of Common Stock if such purchase or sale would reasonably be expected to result in a downgrade of the then current financial strength rating(s) of the Company or Financial Guaranty Insurance Company by the Rating Agencies unless in connection with such proposed purchase or sale the Company would cease to exist.

ARTICLE IX

MISCELLANEOUS

9.1.    Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

9.2.    Other Stockholders’ Agreements. Other than the Securityholders Agreement, none of the parties hereto shall enter into any stockholder agreement or other arrangement of any kind with any Person with respect to, directly or indirectly, any Equity Securities which is inconsistent with the provisions of this Agreement. Each party hereto agrees that any agreement other than this Agreement and the Securityholders Agreement, with respect to, directly or indirectly, any Equity Securities among any of such parties are hereby terminated and of no further force and effect.

9.3.    Amendments.

(a)  Subject to Section 3.2(l), which provides for written agreements specified therein of all Investors in the circumstances specified therein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all of the then Principal Investors. Furthermore, (i) Sections 3.2(a), 3.5(a) and 3.6(a) may not be amended or waived without the consent of the Company Board, which consent shall require the affirmative vote of all of the directors serving on the Company Board other than the director-designee of CIVC, and (ii) this Agreement shall not be amended prior to the Closing without the consent of the Company.

(b)  The Company may from time to time add additional employees and directors of the Company that acquire Equity Securities as parties to this Agreement with the consent of all of the Principal Investors and upon the Company’s receipt of an executed signature page hereto from such Person, such Person shall be deemed to be a party hereto as a “Management Investor” and such additional signature page shall be a part of this Agreement. In the event that the ownership of any Investor or Management Investor changes for any reason (including as a result of the Merger), the Company may substitute, with the consent of all of the Principal Investors, an updated Annex A hereto reflecting such changes.

(c)  The parties acknowledge and agree that the drag-along right pursuant to Section 2.8 is only applicable to Common Stock and that participation under the right of first offer pursuant to Section 2.9 and the preemptive rights pursuant to Article IV is determined based upon Common Stock holdings of the parties. The parties agree that if the Company issues any other type, series or class of Equity Securities (“New Equity Securities”), and shares of such New Equity Securities are held by an Investor, a Management Investor or a Permitted Transferee or if any GECC Securities are held by an Investor, a Management Investor or a Permitted Transferee, the parties shall promptly amend this Agreement to provide (i) a drag-along right such that a Drag-Along Seller holding one type, series or class of Equity Securities will have the right to cause the Other Investors (as defined in Section 2.8) to sell shares of any other type, series or class of Equity Securities held by any of the Other Investors on terms and conditions that are fair and equitable to the Other Investors, taking into account the terms of the New Equity Securities and the GECC Securities (if held by an Investor) as compared to the terms of the Common Stock, (ii) a right of first offer with respect to sales of any Equity Securities that is fair and equitable to all potential ROF Recipients holding Common Stock, any New Equity Securities or any GECC Securities (if held by an Investor), taking into account the terms of the New Equity Securities and the GECC Securities (if held by an Investor) as compared to the terms of the Common Stock and (iii) preemptive rights that are fair and equitable to all Investors, taking into account the terms of the New Equity Securities and the GECC Securities (if held by an Investor), as compared to the terms of the Common Stock.

9.4.    Successors, Assigns and Transferees; No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Company, the Investors (including for the sake of clarification any Affiliate of an Investor that becomes an Investor pursuant to Section 2.5 hereof), the Management Investors and, to the extent set forth in Section 2.5 or as expressly set forth herein, any Permitted Transferees and any of their respective permitted successors (including FGIC Corporation as successor to Falcons Acquisition Corporation in the Merger, as contemplated by Section 2.5 of the Purchase Agreement). Except to the extent set forth in Section 2.5 or as expressly set forth herein with respect to Permitted Transferees, no party hereto may assign its rights or obligations hereunder. Except as provided in Section 6.6, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

9.5.    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when delivered by a recognized courier or, in the case of telecopy notice, when received, addressed to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto to such address as set forth on Annex D hereto.

9.6.    Integration. This Agreement and the Securityholders Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

9.7.    No Recourse. Notwithstanding any other provision of this Agreement or any rights of the Company or any other Investor at law or in equity, in the event of any default by any of the Investors under this Agreement, the remedies of any such Person shall be restricted to enforcement of their respective rights against the property and assets of the applicable Investor and no resort shall be had to (i) any of the directors, officers, members, partners, stockholders, Affiliates or Controlling persons of any Investor personally or (ii) any property or assets of the directors, officers, members, partners, stockholders, Affiliates or Controlling persons of any Investor (other than the property and assets of the applicable Investor).

9.8.    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

9.9.    Further Assurances. At any time or from time to time after the Closing, the parties agree to cooperate with each other, and at the reasonable request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by the Purchase Agreement and this Agreement and to otherwise carry out the intent of the parties under the Purchase Agreement and this Agreement.

9.10.    Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect, and the parties hereto shall use commercially reasonable efforts to arrive at an accommodation which effectuates to the greatest extent legally permissible the intent of the parties with respect to the benefits and obligations of the invalid or unenforceable provision.

9.11.    Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9.12.    Governing Law; Submission to Jurisdiction; Waivers. This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of New York. Each of the parties agrees that any dispute, controversy, or claim arising out of or relating to the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of this Agreement, shall be resolved only in the courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the parties irrevocably and unconditionally (a) submits for itself and its property in any action, claim, case, litigation, proceeding or investigation (“Action”) relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Action shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court; (b) consents that any such Action may and shall be brought in such courts and waives any objection that it may now or thereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; (c) waives all right to trial by jury in any Action (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or its performance under or the enforcement of this Agreement; (d) agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Annex D hereto; and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

9.13.    Coordination. With respect to any consent or approval to be given or designation to be made by Blackstone, Cypress or CIVC hereunder, each of BCP IV, Cypress Onshore and CIVC Fund III respectively, shall coordinate with their respective Affiliates who form an “Investor” hereunder as necessary such that BCP IV, Cypress Onshore and CIVC Fund III and such Affiliates shall make the same determination with respect to such matter, and for the purposes hereof any determination with respect to any such consent, approval or designation shall be made by BCP IV, Cypress Onshore and CIVC Fund III, as the case may be, on behalf of each of its Affiliates who form an “Investor” hereunder, and all other parties hereto shall be entitled to rely on any act or deed of BCP IV, Cypress Onshore and CIVC Fund III, as the case may be, with respect to any such action as the act or deed of each such Affiliate. No Investor shall be obligated to coordinate with any person forming any other Investor (including any Cypress Vehicle, Cypress Coinvestor or CIVC Vehicle) that is not appointed pursuant to this Section 9.13.

9.14.    Expenses.

(a)  Each Investor agrees that in the event that the acquisition of the Company pursuant to the Purchase Agreement is consummated, such Investor shall be responsible for its Pro Rata Share of all reasonable, out-of-pocket costs and expenses, including, any travel costs and the reasonable fees and expenses of any attorneys, accountants, consultants (including, Frank J. Bivona and any other consultants hired at his request or direction) and other third parties whether or not any such attorney, accountant, consultant or other third party is engaged to represent an Investor individually or Investors collectively (collectively, “Expenses”), in each case incurred by any Investor in connection with the investigation, negotiation and consummation of such acquisition. Each Investor acknowledges that this sharing of responsibility for Expenses shall be effected by the Company’s reimbursing of each Investor for any such Expenses paid for by such Investor, and the Investors agree to cause the Company to make such reimbursement promptly following consummation of such acquisition.

(b)  Each Investor agrees that in the event that such acquisition of the Company is not consummated, such Investor will be responsible for its Pro Rata Share of all Expenses incurred by any Investor or by Falcons Acquisition Corp. in connection with the investigation and negotiation of the proposed acquisition. Each Investor shall, promptly following termination of the Purchase Agreement, reimburse any other Investor as necessary to effect the allocation contemplated by the foregoing sentence.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the individuals whose names appear below and by the duly authorized representatives of each party hereto as of the first date written.

FALCONS ACQUISITION CORP.

By:	/s/ FRANK BIVONA
Name: Title:

THE PMI GROUP, INC.

By:	/s/ W. ROGER HAUGHTON
Name: W. Roger Haughton Title: Chief Executive Officer

BLACKSTONE CAPITAL PARTNERS IV L.P.

By:	Blackstone Management Associates IV L.L.C., its General Partner

By:	/s/ BRET PEARLMAN
Name: Title:

BLACKSTONE CAPITAL PARTNERS IV-A L.P.

By:	Blackstone Management Associates IV L.L.C., its General Partner

By:	/s/ BRET PEARLMAN
Name: Title:

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV-A, L.P.

By:	Blackstone Management Associates IV L.L.C., its General Partner

By:	/s/ BRET PEARLMAN
Name: Title:

CYPRESS MERCHANT BANKING PARTNERS II L.P.

By:	Cypress Associates II LLC,
as general partner

By:	/s/ WILLIAM SPIEGEL
Name: William Spiegel Title:

CYPRESS MERCHANT BANKING II C.V.

By:	Cypress Associates II LLC,
as managing general partner

By:	/s/ WILLIAM SPIEGEL
Name: William Spiegel Title:

CYPRESS SIDE-BY-SIDE LLC

By:	/s/ WILLIAM SPIEGEL
Name: William Spiegel Title:

55TH STREET PARTNERS II L.P.

By:	Cypress Associates II LLC,
as general partner

By:	/s/ WILLIAM SPIEGEL
Name: William Spiegel Title:

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CIVC/FGIC INVESTMENT COMPANY LLC as a CIVC Vehicle (as defined herein)
By:	CIVC Partners, L.P., its Managing Member

By:	CIVC Management GP, LLC, its General Partner

By:	/s/ DAN HELLE
Name: Title:

CIVC PARTNERS FUND III, L.P.
By:	CIVC GP III, L.P., its General Partner

By:	GP III, LLC, its General Partner

By:	/s/ DAN HELLE
Name: Title:

CIVC PARTNERS FUND IIIA, L.P.
By:	CIVC GP IIIA, L.P., its General Partner

By:	CIVC GP, LLC, its General Partner

By:	/s/ DAN HELLE
Name: Title:

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